UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
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VALIDUS HOLDINGS, LTD.

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PROXY STATEMENT FOR THE ANNUAL GENERAL MEETING OF HOLDERS OF COMMON SHARES TO BE HELD ON MAY 6, 2009
OWNERSHIP OF COMMON STOCK BY MANAGEMENT AND CERTAIN BENEFICIAL OWNERS
BOARD OF DIRECTORS
DIRECTOR COMPENSATION
EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
REPORT OF THE COMPENSATION COMMITTEE ON THE COMPENSATION DISCUSSION AND ANALYSIS
SUMMARY COMPENSATION TABLE
AUDIT COMMITTEE REPORT
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SCHEDULED TO BE VOTED ON AT THE ANNUAL GENERAL MEETING MATTERS

VALIDUS HOLDINGS, LTD.

NOTICE OF ANNUAL GENERAL MEETING OF HOLDERS OF COMMON SHARES
TO BE HELD ON MAY 6, 2009

Suite 1790
48 Par-la-Ville Road
Hamilton, HM 11
Bermuda

March 25, 2009

TO THE HOLDERS OF COMMON SHARES OF VALIDUS HOLDINGS, LTD.

Notice is hereby given that the Annual General Meeting of holders (the “Shareholders”) of Common Shares of Validus Holdings, Ltd. (the “Company”) will be held at Fairmont Hamilton Princess, Hamilton, Bermuda, on Wednesday, May 6, 2009 at 8:30 a.m. local time for the following purposes:

1. To elect four Class II Directors to hold office until 2012;

2. To elect certain individuals as Designated Company Directors of certain of our non-U.S. subsidiaries, as required by our bye-laws;

3. To approve the selection of PricewaterhouseCoopers to act as the independent registered public accounting firm of the Company for the year ending December 31, 2009; and

4. To transact such other business as may properly come before the meeting or any adjournments thereof.

Only Shareholders of record, as shown by the transfer books of the Company at the close of business on March 13, 2009, are entitled to receive notice of and to vote at the Annual General Meeting. For instructions on voting, please refer to the instructions on the Notice Regarding the Availability of Proxy Materials you received in the mail or, if you requested a hard copy of the Proxy Statement, on your enclosed proxy card.

PLEASE VOTE YOUR PROXY AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. IF YOU LATER DESIRE TO REVOKE YOUR PROXY FOR ANY REASON, YOU MAY DO SO IN THE MANNER DESCRIBED IN THE ATTACHED PROXY STATEMENT. YOUR SHARES WILL BE VOTED WITH THE INSTRUCTIONS CONTAINED IN THE PROXY CARD. IF NO INSTRUCTION IS GIVEN, YOUR SHARES WILL BE VOTED “FOR” ITEMS I THROUGH 3 IN THE PROXY.

By Order of the Board of Directors,

/s/  Lorraine Dean
Lorraine Dean
Secretary

VALIDUS HOLDINGS, LTD.

PROXY STATEMENT
FOR THE
ANNUAL GENERAL MEETING OF HOLDERS OF COMMON SHARES
TO BE HELD ON MAY 6, 2009

The accompanying proxy is solicited by the Board of Directors of Validus Holdings, Ltd. (the “Company”) to be voted at the Annual General Meeting of holders (the “Shareholders”) of the Company’s voting Common and Restricted Shares (the “Shares”) to be held on May 6, 2009 and any adjournments thereof. Pursuant to rules recently adopted by the U.S. Securities and Exchange Commission (the “SEC”), the Company has elected to provide access to its proxy materials over the Internet. Accordingly, the Company is mailing a Notice Regarding the Availability of Proxy Materials (the “Notice”) to Shareholders. The Notice, the Proxy Statement, the Notice of Annual General Meeting and the proxy card are first being made available to Shareholders on or about March 25, 2009. The Company has made available with this Proxy Statement the Company’s Annual Report on Form 10-K (the “Annual Report to Shareholders”), although the Annual Report to Shareholders should not be deemed to be part of this Proxy Statement. All shareholders will have the ability to access the proxy materials on a website referred to in the Notice. Shareholders may also request to receive a printed set of the proxy materials. In addition, shareholders may specify how they would prefer to receive proxy materials in the future, including receiving proxy materials by e-mail or in hard copy format. Choosing to receive your future proxy materials by e-mail will save the Company the cost of printing and mailing documents to you and will also reduce the impact on the environment. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail will remain in effect until you terminate it. Additionally, if you elect to receive future proxy materials in hard copy form by mail, this election will remain in effect until you terminate it.

When such proxy is properly executed and returned, the Shares of the Company it represents will be voted at the meeting on the following: (1) the election of the four nominees for Class II Directors identified herein, (2) the election of nominees for Designated Company Directors of certain of the Company’s non-U.S. Subsidiaries, as required by the Company’s bye-laws, identified herein and (3) the approval of the selection of PricewaterhouseCoopers (the “Independent Auditor”), to act as the independent registered public accounting firm of the Company for the year ending December 31, 2009.

Any Shareholder giving a proxy has the power to revoke it prior to its exercise by giving notice of such revocation to the General Counsel of the Company in writing at Validus Holdings, Ltd., Suite 1790, 48 Par-la-Ville Road, Hamilton, HM 11, Bermuda, by attending and voting in person at the Annual General Meeting or by executing a subsequent proxy, provided that such action is taken in sufficient time to permit the necessary examination and tabulation of the subsequent proxy or revocation before the votes are taken.

Shareholders of record as of the close of business on March 13, 2009 will be entitled to vote at the Annual General Meeting. As of March 13, 2009, there were 58,849,289 outstanding Shares entitled to vote at the Annual General Meeting, and 19,771,422 non-voting Common Shares. Each Share entitles the holder of record thereof to one vote at the Annual General Meeting; however, if, and for so long as, the Shares of a Shareholder, including any votes conferred by “controlled shares” (as defined below), would otherwise represent more than 9.09% of the aggregate voting power of all Shares entitled to vote on a matter, the votes conferred by such Shares will be reduced by whatever amount is necessary such that, after giving effect to any such reduction (and any other reductions in voting power required by our Bye-laws), the votes conferred by such shares represent 9.09% if the aggregate voting power of all Shares entitled to vote on such matter. “Controlled shares” include, among other things, all shares that a person is deemed to own directly, indirectly or constructively (within the meaning of Section 958 of the Internal Revenue Code of 1986 or Section 13(d)(3) of the Securities Exchange Act).

Other than the approval of the minutes of the 2008 Annual General Meeting, the Company knows of no specific matter to be brought before the Annual General Meeting that is not referred to in the Notice of Meeting.

If any such matter comes before the Annual General Meeting, including any Shareholder proposal properly made, the proxy holders will vote proxies in accordance with their judgment.

The election of each nominee for Director, the election of each nominee for Designated Company Director and the approval of the selection of the Independent Auditor referred to in Item 3 above require the affirmative vote of a majority of the votes cast on such proposal at the Annual General Meeting, provided there is a quorum (consisting of two or more Shareholders present in person and representing in person or by proxy in excess of fifty percent (50%) of the total issued voting Shares in the Company throughout the meeting). Shares owned by Shareholders electing to abstain from voting with respect to any proposal (other than proposals to elect directors or Designated Company Directors) and “broker non-votes” will be counted towards the presence of a quorum but will not be considered present and voting with respect to the elections of nominees for Director or other matters to be voted upon at the Annual General Meeting. Therefore, abstentions and “broker non-votes” will have no effect on the outcome of the proposal to approve the selection of the Independent Auditor.

Our principal executive offices are located at 19 Par-la-Ville Road, Hamilton HM11, Bermuda (telephone number: (441) 278-9000).

OWNERSHIP OF COMMON STOCK BY
MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth information as of March 13, 2009 regarding the beneficial ownership of our common shares by:

•	each person known by us to beneficially own more than 5% of our outstanding common shares,

•	each of our directors,

•	each of our named executive officers, and

•	all of our directors and executive officers as a group.

The information provided in the table below with respect to each principal shareholder has been obtained from that shareholder.

			Unvested		Fully Diluted
		Shares	Restricted	Total	Total
		Subject to	Shares and	Beneficial	Beneficial
	Common	Exercise of	Shares Subject to	Ownership	Ownership
Beneficial Owner(1)(16)(17)	Shares	Warrants	Exercise of Options	(%)(2)	(%)(2)

Investment funds affiliated with The Goldman Sachs Group, Inc.(3),(4)	14,057,137	1,604,410	—	20.23%	17.38%
Aquiline Capital Partners LLC and the funds it manages(5)	6,886,342	3,193,865	—	12.76%	11.19%
Funds affiliated with or managed by Vestar Capital Partners(6)	8,571,427	972,810	—	12.43%	10.59%
Funds affiliated with or managed by New Mountain Capital, LLC(7)	6,986,241	784,056	—	10.14%	8.62%
Entities affiliated with Bank of America Corp. or managed by Bank of America Corp affiliates(3),(8)	6,134,530	1,067,187	—	9.37%	7.99%
Edward J. Noonan(9)	421,564	29,039	920,779	0.59%	1.52%
George P. Reeth(9)	133,084	7,260	523,767	0.19%	0.74%
C. N. Rupert Atkin(9)	90,962	—	319,680	0.12%	0.46%
Michael E. A. Carpenter(9)	291,715	—	22,910	0.38%	0.35%
Jeff Consolino(9)	59,405	—	384,964	0.08%	0.49%
Matthew J. Grayson(10),(11)	—	3,993	—	0.01%	0.00%
Jeffrey W. Greenberg(10),(12)	6,886,342	3,203,883	—	12.77%	11.20%
John J. Hendrickson(10)	57,142	72,598	4,430	0.17%	0.15%
Sumit Rajpal(3),(4),(10)	—	—	—	20.23%	17.38%
Sander M. Levy(10),(13)	—	—	—	12.43%	10.59%
Jean-Marie Nessi(10)	—	—	—	—	—
Mandakini Puri(10),(14)	—	—	—	8.82%	7.53%
Alok Singh(10),(15)	—	—	—	10.14%	8.62%
Christopher E. Watson(10),(11)	—	6,026	—	0.01%	0.01%
Directors and Executive Officers as a group(19 persons)(16)	1,211,483	128,934	3,338,034	1.76%	5.16%

(1)	All holdings in this beneficial ownership table have been rounded to the nearest whole share.

(2)	The percentage of beneficial ownership for all holders has been rounded to the nearest 1/10th of a percentage. Total beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes common shares issuable within 60 days of March 13, 2009 upon the exercise of all options and warrants and other rights beneficially owned by the indicated person on that date. Fully diluted total beneficial ownership is based upon all common shares and all common shares subject to exercise of options and warrants outstanding at March 13, 2009. Under our Bye-laws, if, and for so long as, the common shares of a shareholder, including any votes conferred by “controlled shares,” would otherwise represent more than 9.09% of the aggregate voting power of all common shares entitled to vote on a matter, including an election of directors, the votes conferred by such shares will be reduced by whatever amount is necessary such that, after giving effect to any such reduction (and any other reductions in voting power required by our Bye-laws), the votes conferred by such shares represent 9.09% of the aggregate voting power of all common shares entitled to vote on such matter.

(3)	All of the common shares beneficially owned by funds affiliated with or managed by The Goldman Sachs Group, Inc. and Goldman, Sachs & Co. (“Goldman Sachs”) are non voting. Common shares beneficially owned by entities affiliated with Bank of America Corp. (“Bank of America”) (the parent corporation of Merrill Lynch & Co, Inc. (“Merrill Lynch”)) or managed by Bank of America affiliates are non-voting.

(4)	Funds affiliated with or managed by Goldman Sachs (collectively, the “Goldman Sachs Funds”) are GSCP V AIV, L.P. (4,798,022 shares and 638,458.3 warrants), GS Capital Partners V Employees Fund, L.P. (1,550,787 shares and 206,358.9 warrants), GS Capital Partners V Offshore, L.P. (3,279,530 shares and 436,397.5 warrants), GS Capital Partners V GmbH & Co. KG (251,708 shares and 33,495.5 warrants), GSCP V Institutional AIV, Ltd. (2,177,093 shares and 289,698.7 warrants), GS Private Equity Partners 1999, L.P. (1,039,607 shares), GS Private Equity Partners 1999 Offshore, L.P. (166,143 shares), GS Private Equity Partners 1999 — Direct Investments Funds, L.P. (29,720 shares), GS Private Equity Partners 2000, L.P. (439,293 shares), GS Private Equity Partners 2000 Offshore Holdings, L.P. (154,627 shares) and GS Private Equity Partners 2000 — Direct Investment Fund, L.P. (170,607 shares). The Goldman Sachs Group, Inc., and certain affiliates, including Goldman Sachs, which is a broker-dealer, and the Goldman Sachs Funds may be deemed to directly or indirectly beneficially own in the aggregate 14,057,137 of our common shares and 1,604,410 warrants which are owned directly or indirectly by the Goldman Sachs Funds. Affiliates of The Goldman Sachs Group, Inc. and Goldman Sachs are the general partner, managing general partner or managing limited partner of the Goldman Sachs Funds. Goldman Sachs is the investment manager for certain of the Goldman Sachs Funds. Goldman Sachs is a direct and indirect, wholly owned subsidiary of The Goldman Sachs Group, Inc. The Goldman Sachs Group, Inc., Goldman Sachs and the Goldman Sachs Funds share voting power and investment power with certain of their respective affiliates. Sumit Rajpal, The Goldman Sachs Group, Inc. and Goldman Sachs each disclaim beneficial ownership of the common shares owned directly or indirectly by the Goldman Sachs Funds, except to the extent of their pecuniary interest therein, if any. The address for the Goldman Sachs Funds and their affiliates is 85 Broad Street, 10th Floor, New York, New York 10004.

(5)	Funds managed by Aquiline Capital Partners LLC are Aquiline Financial Services Fund L.P. (4,420,420 shares) and Aquiline Financial Services Fund (Offshore) L.P. (2,465,922 shares). Aquiline Capital Partners LLC owns the warrants shown. Matthew J. Grayson and Christopher E. Watson are senior principals at Aquiline Capital Partners LLC and Jeffrey W. Greenberg is the managing principal of Aquiline Capital Partners LLC.

(6)	Funds affiliated with or managed by Vestar Capital Partners are Vestar AIV Employees Validus Ltd. (90,419 shares and 10,236.3 warrants), Vestar AIV Holdings B L.P. (71,538 shares and 8,130.9 warrants), and Vestar AIV Holdings A L.P. (8,409,470 shares and 954,442.4 warrants). Sander M. Levy is a managing director of Vestar Capital Partners.

(7)	Funds affiliated with or managed by New Mountain Capital, LLC are New Mountain Partners II (Cayman), L.P. (6,391,468 shares and 716,031.5 warrants), Allegheny New Mountain Partners (Cayman), L.P. (484,642 shares and 55,392.1 warrants) and New Mountain Affiliated Investors II (Cayman), L.P. (110,131 shares and 12,632.0 warrants). Alok Singh is a managing director of New Mountain Capital, LLC.

(8)	Entities affiliated with Bank of America or managed by Bank of America affiliates are ML Global Private Equity Fund, L.P. (4,285,714 shares and 364,803.6 warrants), Merrill Lynch Ventures L.P. 2001 (1,428,571 shares and 121,601.2 warrants), GMI Investments, Inc. (580,781.9 warrants) and Merrill Lynch, Pierce, Fenner & Smith Incorporated (420,245 shares).

The general partner of ML Global Private Equity Fund, L.P. is MLGPE LTD., a Cayman Islands exempted company whose sole shareholder is ML Global Private Equity Partners, L.P., a Cayman Islands exempted limited partnership (“ML Partners”). The investment committee of ML Partners, which is composed of Merrill Lynch GP, Inc., a Delaware corporation, as the general partner of ML Partners, and certain investment professionals who are actively performing services for ML Global Private Equity Fund, L.P., retains decision-making power over the disposition and voting of shares of portfolio investments of ML Global Private Equity Fund, L.P. The consent of Merrill Lynch GP, Inc., as ML Partners’ general partner, is required for any such vote. Merrill Lynch GP, Inc. is a wholly owned subsidiary of Merrill Lynch Group, Inc., a Delaware corporation, which in turn is a wholly owned subsidiary of Merrill Lynch, which in turn is a wholly owned subsidiary of Bank of America. MLGPE LTD., as general partner of ML Global Private Equity Fund, L.P.; ML Partners, the special limited partner of ML Global Private Equity Fund, L.P.; Merrill Lynch GP, Inc., by virtue of its right to consent to the voting of shares of portfolio investments of ML Global Private Equity Fund, L.P.; the individuals who are members of the investment committee of ML Partners; and each of Merrill Lynch Group, Inc. and Merrill Lynch, because they control Merrill Lynch GP, Inc., may therefore be deemed to beneficially own the shares that ML Global Private Equity Fund, L.P. holds of record or may be deemed to beneficially own. Each such entity or individual expressly disclaims beneficial ownership of these shares.

The general partner of Merrill Lynch Ventures L.P. 2001 is Merrill Lynch Ventures, L.L.C. (“ML Ventures”), which is a wholly owned subsidiary of Merrill Lynch Group, Inc. Decisions regarding the voting or disposition of shares of portfolio investments of Merrill Lynch Ventures L.P. 2001 are made by the management and investment committee of the board of directors of ML Ventures, which is composed of three individuals. Each of ML Ventures, because it is the general partner of Merrill Lynch Ventures L.P. 2001; Merrill Lynch Group, Inc. and Merrill Lynch, because they control ML Ventures; and the three members of the ML Ventures investment committee, by virtue of their shared decision making power, may be deemed to beneficially own the shares held by Merrill Lynch Ventures L.P. 2001. Such entities and individuals expressly disclaim beneficial ownership of the shares that Merrill Lynch Ventures L.P. 2001 holds of record or may be deemed to beneficially own.

Merrill Lynch Ventures L.P. 2001 disclaims beneficial ownership of the shares that ML Global Private Equity Fund, L.P. holds of record or may be deemed to beneficially own. ML Global Private Equity Fund, L.P. disclaims beneficial ownership of the shares that Merrill Lynch Ventures, L.P. 2001 holds of record or may be deemed to beneficially own. The address for the Merrill Lynch Funds and their affiliates is 4 World Financial Center, 23rd Floor, New York, NY 10080. Mandakini Puri is a senior vice president of Merrill Lynch Global Private Equity.

(9)	Unvested restricted shares held by our named executive officers and included in common shares accumulate dividends and may be voted. Unvested restricted shares held by our named executive officers are Mr. Noonan (180,938 shares), Mr. Reeth (153,847 shares), Mr. Atkin (319,680 shares), Mr. Consolino (138,350 shares), Mr. Carpenter (22,910).

(10)	See “Election of Directors” for biographies of the directors, including their relationships with certain beneficial owners of common shares listed in this table.

(11)	Does not include shares and warrants beneficially owned by Aquiline Capital Partners LLC and the funds it manages. Mr. Grayson and Mr. Watson each disclaim existence of a group and beneficial ownership of the shares and warrants owned by Aquiline Capital Partners LLC and the funds it manages.

(12)	Includes shares and warrants beneficially owned by Aquiline Capital Partners LLC and the funds it manages. Mr. Greenberg disclaims existence of a group and disclaims beneficial ownership of the shares, options and warrants owned by entities affiliated with or managed by Aquiline Capital Partners LLC.

(13)	Includes shares and warrants beneficially owned by entities affiliated with or managed by Vestar Capital Partners. Mr. Levy disclaims existence of a group and disclaims beneficial ownership of the shares, options and warrants owned by entities affiliated with or managed by Vestar Capital Partners.

(14)	Includes shares and warrants beneficially owned by entities affiliated with Bank of America or managed by Bank of America affiliates. Ms. Puri disclaims existence of a group and disclaims beneficial ownership of the shares, options and warrants owned by Bank of America or managed by Bank of America affiliates.

(15)	Includes shares, options and warrants beneficially owned by entities affiliated with or managed by New Mountain Capital LLC. Mr. Singh disclaims existence of a group and disclaims beneficial ownership of the shares, options and warrants owned by entities affiliated with or managed by New Mountain Capital Group, LLC.

(16)	Excludes shares as to which beneficial ownership is disclaimed.

(17)	The addresses of each beneficial owner are as follows: Funds affiliated with or managed by Goldman, Sachs & Company, c/o Goldman, Sachs & Co., 85 Broad Street, New York, NY 10004; Aquiline Financial Services Fund L.P., c/o Aquiline Capital Partners LLC, 535 Madison Avenue, New York, NY 10022; Funds affiliated with or managed by Vestar, c/o Vestar Capital Partners, 245 Park Avenue, 41st Floor, New York, NY 10167; Funds affiliated with or managed by New Mountain Capital, LLC, c/o New Mountain Capital, LLC, 787 Seventh Avenue, 49th Floor, New York, NY 10019; Funds affiliated with or managed by Bank of America, c/o Merrill Lynch Global Private Equity, 4 World Financial Center, 23rd Floor, New York, NY 10080; Caisse de Depot et Placement de Quebec, Centre CDP Capital, 1000, place Jean-Paul-Riopolle, Montreal, Quebec, Canada H2Z 2B3. The address of each other beneficial owner listed is c/o Validus Holdings, Ltd., 19 Par-La-Ville Road, Hamilton HM11 Bermuda.

BOARD OF DIRECTORS

The Company’s Amended and Restated Bye-laws provide that the Board of Directors (sometimes referred to herein as the “Board”) shall consist of 11 persons, unless determined by resolution of the Board to be another number not less than nine nor more than 12, divided into three classes, designated “Class  I,” “Class II” and “Class III,” with each class consisting as nearly as possible of one-third of the total number of Directors constituting the entire Board of Directors.

The term of office for each Director in Class I expires at the 2011 Annual General Meeting; the term of office for each Director in Class II expires at the 2009 Annual General Meeting; and the term of office for each Director in Class III expires at the 2010 Annual General Meeting of the Company. At each Annual General Meeting, the successors of the class of Directors whose term expires at that meeting shall be elected to hold office for a term expiring at the Annual General Meeting to be held in the third year of their election. In 2008, there were four meetings of the Board and all incumbent Directors attended at least 75% of such meetings and of the meetings held by all committees of the Board of which they were a member. The Company expects the Directors to attend the Annual General Meeting. In connection with each regularly scheduled meeting of the Board, the non-management Directors meet in executive session without any member of management in attendance. The Board considers annually the selection of a non-management Director to serve as presiding Director at executive sessions of non-management Directors. Mr. Greenberg is the non-management Director that the Board has selected to preside over these sessions. In addition, the independent Directors meet as a group at least annually.

Independence Determination

The Board of Directors has determined that each of John J. Hendrickson, Sander M. Levy, Jean-Marie Nessi, Mandakini Puri, Sumit Rajpal and Alok Singh is independent under the listing standards of the New York Stock Exchange (“NYSE”) and Rule 10A-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In making such determination, the Board considered the matters described under “Certain Relationships and Related Party Transactions.”

Website Access to Corporate Governance Documents

Copies of the charters for the audit committee, the compensation committee, the corporate governance and nominating committee, the finance committee and the underwriting committee, as well as the Company’s Corporate Governance Guidelines, Code of Business Conduct and Ethics for Directors, Officers and Employees, which applies to all of the Company’s directors, officers and employees, and Code of Ethics for Senior Officers, which applies to the Company’s principal executive officer, principal accounting officer and other persons holding a comparable position, are available free of charge on the Company’s website at www.validusre.bm or by writing to Investor Relations, Validus Holdings, Ltd., Suite 1790, 48 Par-la-Ville Road, Hamilton, HM 11, Bermuda. The Company will also post on its website any amendment to the Code and any waiver of the Code granted to any of its directors or executive officers to the extent required by applicable rules.

Board Committees

The Board has established an audit committee, a compensation committee, an executive committee, a finance committee, a corporate governance and nominating committee and an underwriting committee. Under the applicable requirements of the NYSE, each of the audit, compensation and corporate governance and nominating committees consists exclusively of members who qualify as independent directors.

The following table details the composition of our Board committees:

Director Name	Audit	Compensation	Executive	Finance	Governance	Underwriting

Edward J. Noonan			✓	✓		✓
Matthew J. Grayson			✓	Chair
Jeffrey W. Greenberg			✓
John J. Hendrickson	Chair	✓				✓
Sander M. Levy		Chair		✓	✓	✓
Jean-Marie Nessi	✓				Chair	✓
Mandakini Puri		✓	✓
Sumit Rajpal		✓			✓	✓
Alok Singh	✓	✓		✓
George P. Reeth			Chair
Christopher E. Watson						Chair

Audit Committee.  Our audit committee is composed of John J. Hendrickson, Jean-Marie Nessi and Alok Singh and is chaired by Mr. Hendrickson. The audit committee assists the Board of Directors in its oversight of the integrity of our financial statements and our system of internal controls, the independent auditors’ qualifications, independence and performance, the performance of our internal audit function and our compliance with legal and regulatory requirements. The audit committee will also prepare the report required to be included in our annual proxy statement. Each member of the audit committee is “independent” within the meaning of the rules of the NYSE. Mr. Hendrickson is an “audit committee financial expert” as defined by the SEC. The duties and responsibilities of the audit committee are set forth in the committee’s charter. The audit committee met 4 times during 2008. The audit committee was established in accordance with Section 3(a)(58)(A) of the Exchange Act.

Compensation Committee.  Our compensation committee is composed of John J. Hendrickson, Sander M. Levy, Mandakini Puri, Sumit Rajpal and Alok Singh, and is chaired by Mr. Levy. Mr. Rajpal was appointed to the compensation committee on November 28, 2008. The compensation committee assists the Board in matters relating to compensation of our Chief Executive Officer, executive officers and other matters of non-executive officer compensation that are subject to Board approval. The compensation committee also prepares the report on executive officer compensation required to be included in the Company’s annual proxy statement, in accordance with applicable rules and regulations. Each member of the compensation committee is “independent” within the meaning of the rules of the NYSE. The duties and responsibilities of the compensation committee are set forth in the committee’s charter. The compensation committee met 4 times during 2008.

Corporate Governance and Nominating Committee.  Our corporate governance and nominating committee is composed of Sander M. Levy, Jean-Marie Nessi and Sumit Rajpal and is chaired by Mr. Nessi. Mr. Rajpal was appointed to the corporate governance and nominating committee on November 28, 2008. The governance committee assists the Board in (1) identifying individuals qualified to become board members or members of the committees of the Board, and recommending individuals that the Board of Directors select as director nominees to be considered for election at the next annual general meeting of shareholders or to fill vacancies; (2) developing and recommending to the Board appropriate corporate governance guidelines; and (3) overseeing the evaluation of the Board, management and the Board committees and taking a leadership role in shaping the Company’s corporate governance policies. Each member of the governance committee is “independent” within the meaning of the rules of the NYSE. The duties and responsibilities of the corporate governance and nominating committee are set forth in the committee’s charter. The governance committee met 4 times during 2008.

Identifying and Evaluating Nominees.  The corporate governance and nominating committee is responsible for reviewing with the Board, on an annual basis, the skills and characteristics appropriate for new Board members as well as an assessment of the skills and characteristics of the Board as a whole. When the Board determines to seek a new member, whether to fill a vacancy or otherwise, the corporate governance and nominating committee may employ third-party search firms and will consider recommendations from Board members, management and others, including Shareholders.

Nominees Recommended by Shareholders.  The corporate governance and nominating committee will consider, for Director nominees, persons recommended by Shareholders, who may submit recommendations to the corporate governance and nominating committee in care of the General Counsel at Validus Holdings, Ltd., Suite 1790, 48 Par-la-Ville Road, Hamilton, HM 11, Bermuda. To be considered by the corporate governance and nominating committee, such recommendations must be accompanied by a description of the qualifications of the proposed candidate and a written statement from the proposed candidate that he or she is willing to be nominated and desires to serve if elected. Nominees for Director who are recommended by Shareholders to the corporate governance and nominating committee will be evaluated in the same manner as any other nominee for Director.

Executive Committee.  Our executive committee is composed of Matthew J. Grayson, Jeffrey W. Greenberg, Edward J. Noonan, Mandakini Puri, and George P. Reeth and is chaired by Mr. Reeth. The duties and responsibilities of the executive committee are set forth in the committee’s charter. The executive committee exercises the power and authority of the Board when the entire Board is not available to meet. In furtherance of these purposes, the committee provides guidance and advice, as requested, to the Chairman of the Board and the Chief Executive Officer regarding business strategy and long range business planning. The executive committee did not meet during 2008.

Finance Committee.  Our finance committee is composed of Matthew J. Grayson, Sander M. Levy, Edward J. Noonan and Alok Singh, and is chaired by Mr. Grayson. The duties and responsibilities of the finance committee are set forth in the committee’s charter. The finance committee oversees the finance function of the Company, including the investment of funds and financing facilities. In furtherance of this purpose, the committee approves the appointment of the Company’s investment managers, evaluates their performance and fees, and approves the investment policies and guidelines established by the Company. In addition, the committee approves the Company’s strategic asset allocation plan, reviews the adequacy of existing financing facilities, monitors compliance with debt facility covenants and monitors the status of rating agency evaluations and discussions. The finance committee met 4 times during 2008.

Underwriting Committee.  Our underwriting committee is composed of John J. Hendrickson, Sander M. Levy, Jean-Marie Nessi and Edward J. Noonan, Sumit Rajpal and Christopher E. Watson and is chaired by Mr. Watson. Mr. Rajpal was appointed to the underwriting committee on November 28, 2008. The duties and responsibilities of the underwriting committee are set forth in the committee’s charter. The underwriting committee oversees the underwriting function of the Company, including all aspects of risk and (re)insurance. The underwriting committee met 4 times during 2008.

Communications with Members of the Board of Directors

Shareholders may communicate directly with one or more Directors (including any presiding director or all non-management Directors as a group) by mail in care of the Company’s General Counsel, at Validus Holdings, Ltd., Suite 1790, 48 Par-la-Ville Road, Hamilton, HM 11, Bermuda and specifying the intended recipient(s). All such communications will be forwarded to the appropriate Director(s) for review, other than unsolicited commercial solicitations or communications.

DIRECTOR COMPENSATION

Director Summary Compensation Table

The following table sets forth the compensation paid by the Company to Directors for services rendered in the fiscal year ended December 31, 2008:

Fees
	Earned or	Stock
	Paid in	Awards
Name(1)	Cash ($)	($)	Total ($)

Edward J. Noonan	$—	$—	$—
George P. Reeth	—	—	—
Matthew J. Grayson	—	—	—
Jeffrey W. Greenberg	—	—	—
John J. Hendrickson	—	100,000	100,000
Sander M. Levy	—	—	—
Jean-Marie Nessi	75,000	—	75,000
Mandakini Puri	—	—	—
Sumit Rajpal	—	—	—
Alok Singh	—	—	—
Christopher E. Watson	—	—	—

(1)	Edward J. Noonan, the Chairman of the Board and the Chief Executive Officer, received no separate compensation for his service as a Director. The compensation received by Mr. Noonan as an officer of the Company is shown in the Summary Compensation Table. George P. Reeth, the President and Deputy Chairman, receives no separate compensation for his services as Director. The compensation received by Mr. Reeth as an officer of the Company is shown in the Summary Compensation Table.

Cash Compensation Paid to Non-Employee, Non-Sponsor Related Directors

During the year ended December 31, 2008, Messrs. Hendrickson and Nessi, our non-employee, non-sponsor-related Directors each received an annual retainer of $50,000, Mr. Hendrickson received an additional annual retainer fee of $50,000 for chairing the audit committee and Mr. Nessi received an additional annual retainer of $25,000 for chairing the corporate governance and nominating committee. Pursuant to our Director Stock Compensation Plan, commencing in 2008, Directors are able to elect to receive their annual retainers in the form of our common shares or to defer their annual retainers into share units (other than in the case where such a deferral would be subject the U.S. income tax). In addition, we reimburse each of our Directors for all reasonable expenses in connection with the attendance of meetings of our Board of Directors and any committees thereof.

Equity Based Compensation Paid to Non-Employee Directors

We have a Director Stock Compensation Plan. Our Director Stock Compensation Plan is designed to attract, retain and motivate members and potential members of our Board of Directors. This Plan provides for the compensation of Directors in common shares rather than cash for each Director so elected.

Under this plan, each Director may make an election in writing on or prior to each December 31 to receive his or her annual retainer fees payable in the following plan year in the form of shares instead of cash. The number of shares distributed in case of election under the plan is equal to the amount of the annual retainer fee otherwise payable on such payment date divided by 100% of the fair market value of a share on such payment date.

This plan further provides that a Director who has elected to receive shares pursuant to the above may make an irrevocable election on or before the December 31 immediately preceding the beginning of a plan year to defer delivery of all or a designated percentage of the shares otherwise payable as his or her annual retainer for service as a Director for the plan year provided that such deferral is not subject to U.S. income tax. All shares that a Director elects to defer will be credited in the form of share units to a bookkeeping account maintained by the Company in the name of the Director. Each such unit will represent the right to receive one share at the time determined pursuant to the terms of the plan.

Compensation Committee Interlocks and Insider Participation

Our compensation committee is composed of John J. Hendrickson, Sander M. Levy, Mandakini Puri, Sumit Rajpal and Alok Singh. Each member of our Compensation Committee, other than Messrs. Hendrickson and Singh, has a relationship with, entities with which we have engaged in certain transactions described below. Entities affiliated with Messrs. Hendrickson and Singh acquired common shares at the time of our formation and are parties to our shareholder agreement described below.

Shareholders’ Agreement and Related Provisions

Certain of our shareholders who acquired our common shares prior to the date of our IPO (“Existing Shareholders”) and we have entered into a shareholders’ agreement dated as of December 12, 2005 that governs certain relationships among, and contains certain rights and obligations of, such Existing Shareholders.

In connection with any future public offerings of common shares by us, the shareholders’ agreement grants those Existing Shareholders certain rights to participate in registered offerings by us of our common shares, including “demand” and “piggyback” registration rights. The shareholders’ agreement defines Aquiline Capital Partners, LLC (together with its related companies “Aquiline”), Goldman Sachs Capital Partners, Vestar Capital Partners, New Mountain Capital and Merrill Lynch Global Private Equity as “Sponsors.” So long as a Sponsor continues to beneficially hold at least 1/3 of its original shares of common shares, a Sponsor is deemed to be a “Qualified Sponsor.” The shareholders’ agreement permits Qualified Sponsors to make up to four demand registrations.

These demand and piggyback registration rights are subject to limitations as to the maximum number of shares that may be registered if the managing underwriter in such an offering advises that the number of shares of common shares offered should be limited due to market conditions or otherwise. We are required to pay all expenses incurred in connection with demand and piggyback registrations, excluding, in the case of demand registrations, underwriting discounts and commissions.

Each of Goldman Sachs Capital Partners and Merrill Lynch Global Private Equity are entitled to require pursuant to the shareholders’ agreement that the Company appoint each of Goldman Sachs and Merrill Lynch to act as a lead managing underwriter for certain demand registrations; provided that each of Goldman Sachs and Merrill Lynch individually are recognized at the time as a leading underwriter for such securities and affiliates of Goldman Sachs and Merrill Lynch are Qualified Sponsors at such time and the terms offered are market terms.

Additionally, the shareholders’ agreement provides that Existing Shareholders as well as affiliates, directors, officers, employees and agents of Existing Shareholders are permitted to engage in activities or businesses that are competitive with us. This section of the shareholders’ agreement also specifically releases Existing Shareholders from any obligation to refer business opportunities to the Company and establishes that no Existing Shareholder has any fiduciary duty to the Company.

Relationships with Our Founder and Sponsoring Investors and Their Related Parties

Validus Reinsurance, Ltd. (“Validus Re”) entered into agreements on December 8, 2005 with BlackRock Financial Management, Inc. (“Blackrock”), under which BlackRock provides investment management services of part of its investment portfolio, as well as certain reporting and related services in connection therewith. Accounting and investment management fees earned by BlackRock for the year ended December 31, 2008 were $2,243,000. During 2008, Merrill Lynch (whose parent company is Bank of America) owned a substantial equity interest in BlackRock, Inc.

Validus Re entered into an agreement on December 8, 2005 with Goldman Sachs Asset Management and its affiliates (“GSAM”) under which GSAM was appointed as an investment manager of part of our investment portfolio. Investment management fees earned by GSAM for year ended December 31, 2008 were $1,404,000.

Pursuant to a reinsurance agreement, the Company has ceded premiums to Group Ark Insurance Holdings Ltd. (“Group Ark”) of $1,348,000 for the year ended December 31, 2008. A balance due to Group Ark of $60,000 was included in reinsurance balances payable December 31, 2008. The contract terms were negotiated on an arms-length basis. Aquiline and its affiliates own a majority of the ordinary shares of, and Mr. Watson is a director of, Group Ark.

Certain members of the Company’s management and staff have provided guarantees to 1384 Capital Ltd, a company formed to indirectly facilitate the provision of Funds at Lloyd’s (“FAL”). The Company paid $803,000 of finance expenses to such management and staff in respect of such provision of FAL for the year ended December 31, 2008, all of which was included in accounts payable and accrued expenses at December 31, 2008. An amount of $66,000 was included in general and administrative expenses in respect of the reimbursement of expenses relating to such FAL provision for the year ended December 31, 2008.

For a discussion of the relationships between certain of our directors and the entities described above, see the director biographies under “Election of Directors.”

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

When our company was formed in October 2005 our primary executive compensation objective was to attract talented individuals in a highly competitive market from successful careers to be senior executives of the Company and in many cases to relocate to Bermuda. We sought individuals with substantial industry expertise, and whom we believed would be able to recruit experienced individuals to form a strong organization. Once these individuals were identified, we engaged in direct negotiations with them, which determined their compensation for 2006 and had, and will have, a significant impact on their compensation going forward. Our initial senior executive team included Messrs. Noonan and Reeth, who joined us at or about the time of our formation at the end of 2005 and signed employment agreements specifying base salary, annual incentive targets and initial equity grants. Mr. Consolino joined us in early 2006, and signed a similar employment agreement specifying base salary, annual incentive target and initial equity grants. In July 2007, we acquired Talbot and at that time we negotiated amended employment agreements with Talbot’s management team, including Messrs. Michael Carpenter and Rupert Atkin, to secure their services for the Company. These agreements specified their base salary, 2007 annual incentive compensation and initial equity grants. We refer to these individuals as our named executive officers. In 2008, the annual incentive compensation for each of our named executive officers was primarily based on the results of the operating subsidiary in which their respective services were rendered, Validus Re or Talbot. The compensation of the named executive officers is described in the tables below, and their employment agreements are described under “Employment Agreements.”

Our compensation program is composed of three principal components:

•	Salary and Benefits;

•	Annual incentive compensation (annual incentive award); and

•	Long-term incentive compensation (options and restricted shares).

Our compensation program is designed to motivate executives to maximize the creation of shareholder value, therefore aligning, as much as possible, our named executive officers’ rewards with our shareholders’ interests. Our compensation plans are intended to offer opportunities that are competitive with our peer group and consistent with the Company’s relative performance over time. In addition, we want our rewards to accommodate the risk and cyclicality of our business. At the time the Company negotiated its employment agreements with the named executive officers, the Company undertook to implement a performance based compensation strategy. To that end, the Company’s compensation package includes a fixed component consisting of salary and benefits and two variable components consisting of annual incentive compensation and long-term incentive compensation. To better implement this strategy, a greater emphasis is placed on the variable elements that relate to performance and less of an emphasis is placed on the fixed elements of compensation that do not.

Our Compensation Committee reviews and determines the compensation of each of our named executive officers. Our Chief Executive Officer makes recommendations to the Compensation Committee with respect to the compensation of our named executive officers other than himself. In addition, the Compensation Committee has in the past engaged Towers Perrin as a consultant to provide market data and to assist it in determining appropriate types and levels of compensation although no such review was conducted in 2008.

The Compensation Committee designs the Company’s compensation plans to be competitive with its peers in order to attract and retain talented individuals. In early 2007, the Compensation Committee reviewed peer group information regarding the base salary, annual incentive targets and equity awards that were provided for in the employment agreements of Messrs. Noonan, Reeth and Consolino and determined that the amounts were competitive. The Compensation Committee used this data as a factor it considered as part of its decision making process. The companies included in the Company’s 2007 peer group for this purpose were Arch Capital Group Ltd., Aspen Insurance Holdings Ltd., Axis Capital Holdings Ltd., Endurance Specialty Holdings Ltd., Everest Re Group Ltd., IPC Holdings Ltd., Max Capital Group Ltd., Montpelier Re Holdings Ltd., Odyssey Re Holdings Corp., PartnerRe Ltd., Platinum Underwriters Holdings, Ltd., RenaissanceRe Holdings Ltd. and Transatlantic Holdings, Inc. In 2007, the Compensation Committee also reviewed information from the companies named above as well as

Ace Ltd, W.R. Berkeley Corporation, Markel Corporation, Progressive Corporation and XL Capital Ltd as part of its discussion of a long-term incentive plan. In making compensation decisions in 2008, the Compensation Committee did not undertake a peer group review or engage a consultant and instead used its discretion in making such decisions.

Fixed Components of Compensation

Salary.  Our base salaries reflect each executive’s level of experience, responsibilities and expected future contributions to the success of our Company. The salaries of our named executive officers were set initially in their employment agreements, and are reviewed on an annual basis. We consider factors such as individual performance, cost of living, the competitive environment and existing cash compensation in determining whether salary adjustments are warranted. There is no specific weighting applied to any one factor. The base salaries of our named executive officers were not increased in 2008.

Benefits.  The Company seeks to provide benefit plans, such as medical coverage and life and disability insurance, in line with applicable market conditions. These health and welfare plans help ensure that the Company has a productive and focused workforce through reliable and competitive health and other benefits. The named executive officers are eligible for the same benefit plans provided to all other employees. Messrs. Carpenter and Atkin also participate in Talbot’s pension plan.

The Company provides our named executive officers with other benefits that the Company and the Compensation Committee believe are reasonable and consistent with its overall compensation program to better enable the Company to attract and retain key employees. These benefits are specified in our named executive officers’ employment agreements. Many of these benefits relate to those executives who reside and/or work in Bermuda and are typical of such benefits provided to expatriates in Bermuda. Examples of these benefits for Bermuda-based expatriates include housing and housing gross up allowances, car and education allowances, club memberships, tax preparation services and home leave for executives and family for those executives working outside their home country. These benefits are described under “Summary Compensation Table” and “Employment Agreements” below.

Variable Components of Compensation

Annual Incentive Compensation.  Our annual incentive compensation program was designed prior to our acquisition of Talbot, and only Validus Re employees participated in this program during 2008. Pursuant to the employment agreements entered into at the time of our acquisition of Talbot, the Company agreed to pay annual incentive compensation to Messrs. Carpenter and Atkin in accordance with Talbot’s pre-existing annual incentive plan. Our 2008 annual incentive program was based 80% on Company financial performance, and 20% on the achievement of strategic objectives and performance relative to our peers as evaluated by the Compensation Committee. The aggregate annual incentive pool for all participating employees is established by the target bonuses specified in employment agreements or otherwise set by our management and the Compensation Committee. The financial performance-based portion of our annual incentive pool for all participating employees, including our named executive officers, is generated based on financial guidelines approved by the Compensation Committee. For the 2008 performance year, the primary financial guidelines were underwriting income (defined as net premiums earned less loss and loss expenses, policy acquisition costs and general and administrative expenses excluding target annual incentive accrual and share-based compensation expense), combined ratio, operating income and return on average equity. The Compensation Committee reviews the financial guidelines during each year in light of market developments (for example, acquisitions, catastrophes and competitive pricing environment). We expect that the relative weighting of these guidelines will vary depending on market developments. The Compensation Committee has substantial flexibility to adjust the annual incentive compensation program to reflect unforeseen factors.

While a named executive officer’s target annual incentive percentage is used as a guide for distribution, our Chief Executive Officer has the latitude to recommend (for the other named executive officers) and the Compensation Committee has the authority to re-deploy annual incentive awards by individual based on the views of our Chief Executive Officer and the Compensation Committee of the individual’s contribution to the success of the Company. The target annual incentive for each of Messrs. Noonan, Reeth, and Consolino is 150% of his base salary, as specified in each named executive officer’s employment agreement. Annual incentive awards are made once the financial results for the year are available and, commencing with the awards made in 2008 for the 2007 fiscal year, awards earned in excess of the named executive officer’s target annual incentive, if any, are paid in the form of restricted shares that will vest equally over three years (33 1/3% each year) to the extent that the Compensation Committee approves such grants. As a result, the income statement effect of this portion of the annual incentive compensation will be recognized over the 2009-2011 period in accordance with FAS 123R, rather than being reflected as an expense in 2008.

For fiscal 2008, the Compensation Committee considered the Company’s financial results and determined that, due to losses attributable largely to Hurricane Ike and, to a lesser extent, Hurricane Gustav, the Company did not meet the financial guidelines. In making this determination, the Compensation Committee considered the Company’s underwriting income, combined ratio, operating income, and return on average equity. As a result, the annual incentive pool was set at the minimum 20% of the target annual incentive pool. This minimum annual incentive pool was established in order to give the Company sufficient flexibility and latitude to manage in a competitive environment and reward and retain employees when financial results fall below expectations. In 2008, this minimum annual incentive pool was not allocated to our named executive officers but instead was allocated by the Company to retain other key employees. As discussed above, in accordance with the terms of his employment agreements, Mr. Atkin was entitled to an annual incentive award in accordance with Talbot’s annual incentive plan as in effect at the time of the acquisition. For 2008, Mr. Atkin was entitled to 10% of the Talbot annual incentive pool. This amount is payable 100% in cash, with one-half of the amount payable in one year subject to continued employment. Effective in October 2007, Mr. Carpenter became Chairman of Talbot Underwriting Ltd. Pursuant to the terms of his amended service agreement, Mr. Carpenter was not entitled to a portion of the Talbot bonus pool in 2008.

The actual annual incentive awarded to each of our named executive officers for 2008 services is set forth under “Summary Compensation Table.”

Long-Term Incentive Compensation.  The goal of our long-term incentive plan is to align the interests of our executives and shareholders and to attract talented personnel. Our named executive officers were awarded various levels of restricted share and stock option grants at the time of hiring. For the reasons discussed above, there were no long term incentive compensation awards granted to our named executive officers in 2008. Messrs. Carpenter and Atkin each received an initial equity award in connection with his employment agreement and also received shares of the Company at the time of the acquisition as partial consideration for his Talbot stock. The shares received as partial consideration are being treated as compensation for financial reporting purposes because the shares are subject to forfeiture for a period of time. These grants and their terms are described under “Grants of Plan-Based Awards Table for the Fiscal Year Ended December 31, 2008” and “Restricted Share and Option Agreements” below. Our named executive officers did not receive any stock options in 2008.

In the future, the Compensation Committee may make annual equity grants to our named executive officers, with an objective of the value of each award being between 50-150% of base salary. If so, the Compensation Committee intends to grant one-half of the cash value equivalent of each award as stock options (valued at the fair value on the date of grant as calculated using the Black-Scholes model) and the remainder as restricted shares (valued at the market value on the date of the grant). The Compensation Committee believes this will achieve an appropriate balance between the performance leverage inherent in stock options with the retentive features of restricted stock. Restricted shares and stock options are expected to have the following terms:

•	The restricted shares vest 100% after four years.

•	Stock option grants vest equally over four years (25% each year) and will have a 10 year term.

REPORT OF THE COMPENSATION COMMITTEE ON THE
COMPENSATION DISCUSSION AND ANALYSIS

The Committee reviewed and discussed the “Compensation Discussion and Analysis” section included in this proxy statement with management. Based on such review and discussion, the Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” section be included in this proxy statement for filing with the SEC.

Compensation Committee
Sander M. Levy (Chairman)
John J. Hendrickson
Mandakini Puri
Sumit Rajpal
Alok Singh

SUMMARY COMPENSATION TABLE

The following table sets forth for the fiscal years ended December 31, 2008, 2007 and 2006 the compensation of our Chief Executive Officer, Chief Financial Officer and our next three most highly compensated executive officers:

Name and Principal				Stock	Option	All Other
Position	Year	Salary(1)	Bonus	Awards(2)	Awards(3)	Compensation		Total

Edward J. Noonan	2008	$950,000	$—	$2,006,625	$1,090,546	$507,636	(4)	$4,554,807
Chairman and Chief	2007	950,000	1,425,000	1,471,253	1,087,565	521,099		5,454,917
Executive Officer	2006	950,000	1,600,000	1,233,062	1,087,565	411,873		5,282,500
George P. Reeth	2008	645,000	—	1,284,235	545,272	465,018	(5)	2,939,525
President and	2007	600,000	900,000	828,255	543,782	458,225		3,330,262
Deputy Chairman	2006	600,000	1,300,000	616,531	543,782	472,783		3,533,096
Jeff Consolino	2008	540,000	—	1,105,664	363,516	469,859	(6)	2,479,038
Executive Vice	2007	500,000	750,000	587,460	362,523	442,877		2,642,860
President and Chief	2006	414,516	950,000	411,023	362,523	339,832		2,477,894
Financial Officer
Michael E.A. Carpenter	2008	297,833	—	3,345,629	—	72,208	(7)	3,715,670
Chairman (Talbot)	2007	274,010	845,460	3,108,773	—	904,138		5,132,381
C.N. Rupert Atkin	2008	387,748	235,000	2,351,806	—	315,598	(8)	3,302,024
Chief Executive Officer (Talbot)	2007	263,471	939,400	1,175,903	—	994,612		3,373,386

(1)	The numbers presented represent earned salary for the full years ended December 31, 2008, 2007 and 2006. Mr. Consolino commenced employment March 20, 2006, and Messrs. Carpenter and Atkin commenced employment July 2, 2007.

(2)	Amounts reflect compensation cost recorded in the 2008 consolidated financial statements for each named individual and include grants made in previous years for which compensation expense is required to be recognized in accordance with Statement of Financial Standards No. 123(R) “Share-Based Payment” (“Statement 123R”). The expense has been calculated based on the grant date fair value of the respective awards. See note 14 in our consolidated financial statements filed on Form 10-K for the year ended December 31, 2008 for a discussion of the assumptions used in computing the grant date fair value of stock based compensation awards. These amounts reflect the Company’s accounting expense for these awards and do not correspond to the actual value that might be realized by the named individuals.

(3)	Amounts reflect compensation cost recorded in the 2008 consolidated financial statements for each named individual and include grants made in previous years for which compensation expense is required to be recognized in accordance with Statement 123R. The expense has been calculated based on the grant date fair value of the respective awards. See note 14 in our consolidated financial statements filed on Form 10-K for the year ended December 31, 2008 for a discussion of the assumptions used in computing the grant date fair value of stock based compensation awards. These amounts reflect the Company’s accounting expense for these awards and do not correspond to the actual value that might be realized by the named individuals.

(4)	Includes payments in lieu of defined contribution plan contributions ($95,000), housing allowance ($264,000), housing tax gross up ($103,385), car allowance ($10,800), travel allowance ($7,802), club dues, tax preparation services, internet access and medical, life and accidental death and dismemberment insurance.

(5)	Includes payments in lieu of defined contribution plan contributions ($64,500), housing allowance ($240,000), housing tax gross up ($90,462), car allowance ($10,800), travel allowance ($30,000), club dues, tax preparation services, internet access and medical, life and accidental death and dismemberment insurance.

(6)	Includes defined contribution plan contributions and allocations ($54,000), housing allowance ($216,000), housing tax gross up ($77,538), car allowance ($10,800), club dues ($10,800), travel allowance ($25,000), education allowance ($53,298), tax preparation services, internet access and medical, life and accidental death and dismemberment insurance.

(7)	Includes defined contribution plan contributions and allocations ($59,422).

(8)	Includes defined contribution plan contributions ($77,550), and annual incentive compensation that will be payable in one year, subject to continued employment ($235,000).

Grants of Plan-Based Awards Table for the Fiscal Year Ended December 31, 2008:

		All Other Stock	Grant Date
		Awards:	Fair Value of
		Number of	Stock and
	Grant	Shares of Stock	Option Awards
Name	Date	or Units (#)	($)

Edward J. Noonan	March 3, 2008	41,265	$1,025,023
George P. Reeth	March 3, 2008	24,155	600,010
Jeff Consolino	March 3, 2008	28,181	700,016
Edward J. Noonan	May 7, 2008	30,700	649,305
George P. Reeth	May 7, 2008	28,653	606,011
Jeff Consolino	May 7, 2008	28,653	606,011
Michael E.A. Carpenter	July 7, 2008	1,172	25,596

Narrative Description of Summary Compensation and Grants of Plan-Based Awards

2005 Long-Term Incentive Plan

Our 2005 Amended and Restated Long-Term Incentive Plan provides for the grant to our employees, consultants and directors of stock options, share appreciation rights (“SARs”), restricted shares, restricted share units, performance shares, performance units, dividend equivalents, and other share-based awards. Subject to anti-dilution adjustments in the event of certain changes in the Company’s capital structure, the number of Common Shares that have been reserved for issuance under the plan is equal to 13,126,896. Of the shares reserved for issuance, no more than 8,571,428 may be issued as incentive stock options. To date, only nonqualified stock options and restricted shares have been issued under the plan.

The plan is administered by the Compensation Committee of the Board of Directors (the “Committee”). The Committee determines which employees, consultants and directors receive awards, the types of awards to be received and the terms and conditions thereof, including the vesting and exercisability provisions of the awards. However, the exercise price of stock options and SARs may not be less than the fair market value of the shares subject thereto on the date of grant, and their term may not be longer than ten years from the date of grant. Payment with respect to SARs may be made in cash or Common Shares, as determined by the Committee.

Awards of restricted shares will be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose. Except as otherwise determined by the Committee, participants granted restricted shares will have all of the rights of a stockholder, including the right to vote restricted shares and receive dividends thereon. A restricted share unit will entitle the holder thereof to receive Common Shares or cash at the end of a specified deferral period. Restricted share units will also be subject to such restrictions as the Committee may impose. Performance shares and performance units will provide for future issuance of shares or payment of cash, respectively, to the participant upon the attainment of performance goals established by the Committee over specified performance periods. Except as otherwise determined by the Committee or otherwise provided in an applicable agreement, all unvested awards will be forfeited upon termination of service.

The plan may be amended, suspended or terminated by the Board of Directors at any time. However, any amendment for which stockholder approval is required under the rules of any stock exchange or automated quotation system on which the Common Shares may then be listed or quoted will not be effective until such stockholder approval has been obtained. In addition, no amendment, suspension, or termination of the plan may materially and adversely affect the rights of a participant under any outstanding award without the consent of the affected participant.

Under the plan and the applicable award agreements, certain provisions apply in case of termination and change in control, as described below under “Potential Payments in Case of Termination or Change in Control — Restricted Share and Option Agreements.” Under the plan, change in control means consummation of (i) a sale of all or substantially all of the consolidated assets of the Company and its Subsidiaries to a person who is not either a member of, or an affiliate of a member of, the Initial Investor Group (as defined below); or (ii) a sale by the Company, one or more members of the Initial Investor Group or any of their respective affiliates resulting in more than 50% of the voting stock of the Company (“Voting Shares”) being held by a person or group (as such terms are used in the Exchange Act) that does not include any member of the Initial Investor Group or any of their respective affiliates; or (iii) a merger or consolidation of the Company into another person as a result of which a person or group acquires more than 50% of the Voting Shares of the Company that does not include any member of, or an affiliate of a member of, the Initial Investor Group; provided, however, that a change in control shall occur if and only if after any such event listed in (i)-(iii) above the Initial Investor Group is unable to elect a majority of the board of directors (or other governing body equivalent thereto) of the entity that purchased the assets in the case of an event described in (i) above, the Company in the case of an event described in (ii) above, or the resulting entity in the case of an event described in (iii) above, as the case may be. The “Initial Investor Group” shall mean (i) Aquiline Financial Services Fund L.P., and (ii) the other Investors under subscription agreements with the Company dated December 9, 2005.

Employment Agreements

We have employment agreements with our named executive officers, as described below.

Edward J. Noonan.  We have entered into an employment agreement with Edward Noonan to serve as our Chairman and Chief Executive Officer. The employment agreement provides for (i) a specified annual base salary of not less than $950,000 and is subject to annual review and may be increased by the Compensation Committee, (ii) an annual bonus as determined by the Compensation Committee with annual target bonus equal to 150% of his base salary, (iii) reimbursement for reasonable expenses for non-business travel to and from Bermuda for Mr. Noonan, (iv) while Mr. Noonan’s place of work is Bermuda, a housing allowance paid on an after-tax basis of $22,000 per month, and an automobile allowance of $900 per month, (v) the right to participate in such other employee or fringe benefit programs for senior executives as are in effect from time to time, (vi) a stock option and restricted stock grant and (vii) initiation fees and annual dues for membership in two clubs in Bermuda. Mr. Noonan has agreed to certain confidentiality, non-competition and non-solicitation provisions.

The employment agreement also provides for indemnification of Mr. Noonan by us to the maximum extent permitted by applicable law and our charter documents.

George P. Reeth.  We have entered into an employment agreement with George Reeth to serve as our President. The employment agreement provides for (i) a specified annual base salary of not less than $600,000 and is subject to annual review and may be increased by the Compensation Committee, (ii) an annual bonus as determined by the Compensation Committee with annual target bonus equal to 150% of his base salary, (iii) reimbursement for expenses for non-business travel to and from Bermuda for Mr. Reeth and his family in an annual amount not to exceed $30,000, (iv) while Mr. Reeth’s place of work is Bermuda, a housing allowance paid on an after-tax basis of $20,000 per month, and an automobile allowance of $900 per month, (v) the right to participate in such other employee or fringe benefit programs for senior executives as are in effect from time to time, (vi) a stock option and restricted stock grant, (vii) initiation fees and annual dues for membership in two clubs in Bermuda and (viii) reimbursement for tuition expenses incurred by Mr. Reeth for his children who are attending school in Bermuda, up to $30,000 per year. Mr. Reeth has agreed to certain confidentiality, non-competition and non-solicitation provisions.

The employment agreement also provides for indemnification of Mr. Reeth by us to the maximum extent permitted by applicable law and our charter documents.

Jeff Consolino.  We have entered into an employment agreement with Jeff Consolino to serve as our Chief Financial Officer. The employment agreement provides for (i) a specified annual base salary of not less than $500,000 and is subject to annual review and may be increased by the Compensation Committee, (ii) an annual bonus as determined by the Compensation Committee with annual target bonus equal to 150% of his base salary, (iii) reimbursement for expenses for non-business travel to and from Bermuda for Mr. Consolino and his family in an annual amount not to exceed $25,000, (iv) while Mr. Consolino’s place of work is Bermuda, a housing allowance paid on an after-tax basis of $18,000 per month, and an automobile allowance of $900 per month, (v) reimbursement for tuition expenses incurred by Mr. Consolino for his children who are attending school in Bermuda, (vi) the right to participate in such other employee or fringe benefit programs for senior executives as are in effect from time to time, (vii) a stock option and restricted stock grant and (viii) initiation fees and annual dues for membership in two clubs in Bermuda. Mr. Consolino has agreed to certain confidentiality and non-solicitation provisions.

The employment agreement also provides for indemnification of Mr. Consolino by us to the maximum extent permitted by applicable law and our charter documents.

Michael E.A. Carpenter.  We have entered into an employment agreement with Michael Edward Arscott Carpenter, who is serving as Chairman of the Talbot Group. The employment agreement provides for (i) a specified annual base salary of £270,400 until July 1, 2008, at which point it was revised to £140,000. Annual base salary is subject to annual review and may be increased, (ii) discretionary bonus at the sole discretion of the board of directors of the Company; however, the portion of Mr. Carpenter’s bonus for 2006 (payable in April 2008) and 2007 shall be calculated and payable in accordance with the existing Talbot Group Staff Profit Share Plan, (iii) a restricted share grant, (iv) defined contribution pension benefits, (v) medical and life insurance benefits and (vi) reimbursement for travel and other business expenses. Mr. Carpenter has agreed to certain confidentiality, non-competition and non-solicitation provisions.

C.N. Rupert Atkin.  We have entered into an employment agreement with Charles Neville Rupert Atkin, who is serving as Chief Executive Officer of the Talbot Group. The employment agreement provides for (i) a specified annual base salary of £260,000 which is subject to annual review and may be increased, (ii) discretionary bonus at the sole discretion of the board of directors of the Company, however, the portion of Mr. Atkin’s bonus for 2006 (payable in April 2008) and 2007 shall be calculated and payable in accordance with the existing Talbot Group Staff Profit Share Plan, (iii) a restricted share grant, (iv) defined contribution pension benefits, (v) medical and life insurance benefits and (vi) reimbursement for travel and other business expenses. Mr. Atkin has agreed to certain confidentiality, non-competition and non-solicitation provisions.

Outstanding Equity Awards at Fiscal Year End 2008

	Option Awards					Stock Awards
								Market
	Number of					Number of		Value of
	Securities	Number of				Shares or		Shares or
	Underlying	Securities				Units of		Units of
	Unexercised	Underlying				Stock Held		Stock Held
	Options	Unexercised		Option	Option	That Have		That Have
	(#)	Options (#)		Exercise	Expiration	Not Vested		Not Vested
Name	Exercisable	Unexercisable		Price ($)	Date	(#)		($)(8)

Edward J. Noonan	443,904	295,937	(1)	$17.50	December 12, 2015	194,692	(3)	$5,093,143
George P. Reeth	221,952	147,968	(1)	17.50	December 12, 2015	161,898	(4)	4,235,252
Jeff Consolino	98,645	147,969	(2)	17.50	January 1, 2016	218,204	(5)	5,708,217
Michael E.A. Carpenter	—	—		—	N/A	22,910	(6)	599,326
C.N. Rupert Atkin	—	—		—	N/A	319,680	(7)	8,362,829

(1)	These options vest ratably over five years beginning December 12, 2006.

(2)	These options vest ratably over five years beginning January 1, 2007.

(3)	41,265 will vest ratably over three years beginning March 3, 2009, 30,700 will vest on May 7, 2012 and 122,727 will vest on July 24, 2012.

(4)	24,155 will vest ratably over three years beginning March 3, 2009, 28,653 will vest on May 7, 2012 and 109,090 will vest on July 24, 2012.

(5)	70,461 of these restricted shares will vest on January 1, 2009, 28,181 will vest ratably over three years beginning March 3, 2009, 28,653 will vest on May 7, 2012 and 90,909 will vest on July 24, 2012.

(6)	21,738 will vest on July 2, 2009 and 1,172 will vest on July 2, 2009.

(7)	205,549 of these restricted shares will vest ratably over three years from July 2, 2009, and 114,131 will vest on July 2, 2011.

(8)	Based on the closing price of the Company’s common stock on December 31, 2008 of $26.16.

Options Exercised and Stock Vested at Fiscal Year End 2008

There were no options exercised in the fiscal year ended December 31, 2008. Restricted share awards which vested during the year were as follows:

		Number of
		Restricted
Name	Vest Date	Shares Vested

Edward J. Noonan	11/15/08	211,382
George P. Reeth	11/15/08	105,691
C.N. Rupert Atkin	7/2/08	106,559
Michael E.A. Carpenter	7/2/08	281,715

Pension Benefits

The Company does not maintain a defined benefit pension or retirement plan.

Nonqualified Supplemental Deferred Compensation Table for the Fiscal Year Ended December 31, 2008

	Executive	Registrant	Aggregate
	Contributions	Contributions	Earnings	Aggregate	Aggregate
	in	in	in	Withdrawals/	Balance at
	Last FY	Last FY	Last FY	Distributions	Last FYE
Name	($)	($)(1)	($)	($)	($)

Edward J. Noonan	$—	$—	$—	$—	$—
George P. Reeth	—	—	—	—	—
Jeff Consolino	—	30,000	(8,162)	—	63,540
Michael E.A. Carpenter	—	—	—	—	—
C.N. Rupert Atkin	—	235,000	—	—	235,000

(1)	These amounts are included as compensation in the Summary Compensation Table under the “All Other Compensation” column.

The Nonqualified Supplemental Deferred Compensation Plan permits certain non-U.S. members of management and highly compensated employees selected by the Company to defer a portion of their salary and/or bonuses. The Company may, at its discretion, make additional contributions to the participant’s deferral account, which will vest at the rate of 100% after two years of service (subject to full vesting at age 65, death or disability). The deferred amounts are invested in one or more of the available investment funds as selected by the participant. The participant may at any time change his or her selection of investment funds or make transfers from an investment fund to any of the other available investment funds. Vested deferred amounts, as adjusted for earnings and losses, are paid in a lump sum following retirement, death or other termination of employment. In-service withdrawals are not permitted.

The annual incentive plan effective in 2007 for Talbot employees, including Messrs. Carpenter and Atkin, provide that one-half of the annual incentive compensation will be payable in one year, subject to continued employment.

Potential Payments Upon Termination or Change in Control

The following summaries set forth potential payments payable to our senior executives upon termination of their employment or a change in control of the Company under their current employment agreements and our 2005 Amended and Restated Long-Term Incentive Plan.

Employment Agreements

The employment agreement of each senior executive entitles him to benefits if the Company terminates his employment under a variety of circumstances, as described below.

Edward J. Noonan.  Mr. Noonan’s term of employment will continue until the Date of Termination, which is the first to occur of the following: (a) the 12-month anniversary of the Company providing notice of termination without cause to Mr. Noonan; (b) immediately upon the Company providing notice of termination for cause to Mr. Noonan; (c) the 12-month anniversary of Mr. Noonan’s providing notice of termination to the Company, whether with or without good reason; (d) the fifth day following the Company providing notice of termination to Mr. Noonan as a result of his permanent disability; or (e) the date of Mr. Noonan’s death.

The employment agreement provides that if it is terminated as a result of Mr. Noonan’s resignation or leaving of his employment, other than for good reason, he shall continue to: (a) receive base salary and benefits through the Date of Termination; (b) receive any unpaid bonus with respect to the year prior to the year in which the notice of termination is provided, payable at the times such bonuses are payable to other employees of the Company; and (c) receive reimbursement for all reimbursable expenses incurred by him prior to the Date of Termination. No shares of restricted stock or stock options granted to Mr. Noonan will vest on or following the date he provides notice of termination without good reason.

The employment agreement further provides that in the event of termination of Mr. Noonan’s employment by Mr. Noonan for good reason, by the Company with or without cause, as a result of Mr. Noonan’s permanent disability or upon his death, Mr. Noonan (or his estate, in the case of death) shall continue to: (a) receive base salary and benefits through the Date of Termination; (b) receive any unpaid bonus with respect to the year prior to the year in which the notice of termination is provided, payable at the times such bonuses are payable to other employees of the Company; (c) vest in any shares of restricted stock of the Company and any Company stock options granted to Mr. Noonan through the Date of Termination; (d) receive reimbursement for all reimbursable expenses incurred by Mr. Noonan prior to the Date of Termination; (e) in the event the employment period is terminated other than by the Company with cause, receive a bonus for the year notice of termination is given, prorated for the number of full or partial months during which Mr. Noonan provided services to the Company, payable at the time such bonus is payable to other employees of the Company; and (f) in the event the employment period is terminated either by Mr. Noonan for good reason or by the Company without cause and the Company does not elect that Mr. Noonan perform no duties under the agreement after notice of termination, receive an amount equal to a full year bonus (calculated at the target level) for the year prior to the year of termination, payable on the Date of Termination.

George P. Reeth.  Mr. Reeth’s term of employment will continue until the Date of Termination, which is the first to occur of the following: (a) the 12-month anniversary of the Company providing notice of termination without cause to Mr. Reeth; (b) immediately upon the Company providing notice of termination for cause to Mr. Reeth; (c) the 12-month anniversary of Mr. Reeth’s providing notice of termination to the Company, whether with or without good reason; (d) the fifth day following the Company providing notice of termination to Mr. Reeth as a result of his permanent disability; or (e) the date of Mr. Reeth’s death.

The employment agreement provides that if it is terminated as a result of Mr. Reeth’s resignation or leaving of his employment, other than for good reason, he shall continue to: (a) receive base salary and benefits through the Date of Termination; and (b) receive reimbursement for all reimbursable expenses incurred by him prior to the Date of Termination. No shares of restricted stock or stock options granted to Mr. Reeth will vest on or following the date he provides notice of termination without good reason.

The employment agreement further provides that in the event of termination of Mr. Reeth’s employment by Mr. Reeth for good reason, by the Company with or without cause, as a result of Mr. Reeth’s permanent disability or upon his death, Mr. Reeth (or his estate, in the case of death) shall continue to: (a) receive base salary and benefits (i) in the case of termination by Mr. Reeth for good reason or by the Company with or without cause, through the Date of Termination, (ii) in the case of termination due to Mr. Reeth’s permanent disability or death, through the six-month anniversary of the Date of Termination; (b) vest in any shares of restricted stock of the Company and any Company stock options granted to Mr. Reeth through the Date of Termination; and (c) receive reimbursement for all reimbursable expenses incurred by Mr. Reeth prior to the Date of Termination.

Jeff Consolino.  Mr. Consolino’s term of employment will continue until the Date of Termination, which is the first to occur of the following: (a) the 12-month anniversary of the Company providing notice of termination without cause to Mr. Consolino; (b) immediately upon the Company providing notice of termination for cause to Mr. Consolino; (c) the 12-month anniversary of Mr. Consolino’s providing notice of termination to the Company, whether with or without good reason; (d) the fifth day following the Company providing notice of termination to Mr. Consolino as a result of his permanent disability; or (e) the date of Mr. Consolino’s death.

The employment agreement provides that if it is terminated as a result of Mr. Consolino’s resignation or leaving of his employment, other than for good reason, he shall continue to: (a) receive base salary and benefits through the Date of Termination; and (b) receive reimbursement for all reimbursable expenses incurred by him prior to the Date of Termination. No shares of restricted stock or stock options granted to Mr. Consolino will vest on or following the date he provides notice of termination without good reason.

The employment agreement further provides that in the event of termination of Mr. Consolino’s employment by Mr. Consolino for good reason, by the Company with or without cause, as a result of Mr. Consolino’s permanent disability or upon his death, Mr. Consolino (or his estate, in the case of death) shall continue to: (a) receive base salary and benefits (i) in the case of termination by Mr. Consolino for good reason or by the Company with or without cause, through the Date of Termination, (ii) in the case of termination due to Mr. Consolino’s permanent disability or death, through the six-month anniversary of the Date of Termination; (b) vest in any shares of restricted stock of the Company and any Company stock options granted to Mr. Consolino through the Date of Termination; (c) receive reimbursement for all reimbursable expenses incurred by Mr. Consolino prior to the Date of

Termination; (d) in the event the employment period is terminated other than by the Company with cause, receive a bonus for the year notice of termination is given, prorated for the number of full or partial months during which Mr. Consolino provided services to the Company, payable at the time such bonus is payable to other employees of the Company; and (e) in the event the employment period is terminated after more than two years from the start date other than by the Company for cause, receive reimbursement for all reasonable expenses incurred by him in relocating his and his family’s household items from Bermuda to the United States.

Michael E. A. Carpenter.  Mr. Carpenter’s term of employment is for a 12 month period ending on July 2, 2009 and can be extended by mutual agreement. During any 12 month notice period, Mr. Carpenter will continue to receive base salary and all contractual benefits other than bonus (except for any unpaid amount of his accrued bonus which shall be paid if he is a good leaver, as defined below).

We may, in our sole discretion, terminate Mr. Carpenter’s employment with immediate effect by paying a sum equal to the base salary he would have been entitled to receive during the 12 month notice period (or, if notice has already been given, during the remainder of the notice period). This payment in lieu of notice does not include any bonus or commission payments (other than accrued bonus if he is a good leaver) or benefits (other than pension benefits) which Mr. Carpenter would have been entitled to receive during the notice period. In addition, we may also summarily terminate Mr. Carpenter’s employment without notice or payment in lieu of notice following certain events specified in the employment agreement.

If Mr. Carpenter’s employment is terminated (i) by reason of liquidation of Talbot Underwriting Services Ltd for the purpose of amalgamation or reconstruction or (ii) as part of any arrangement for the amalgamation of the undertaking of Talbot Underwriting Services Ltd not including liquidation or the transfer of the whole or part of the undertaking of Talbot Underwriting Services Ltd to any associated company, and Mr. Carpenter is offered comparable employment with the amalgamated or reconstructed company on terms no less favorable than those described in his employment agreement, he will have no claim against us under the employment agreement with respect to that termination.

C.N. Rupert Atkin.  Mr. Atkin’s term of employment shall continue until (i) terminated by either party giving the other not less than 12 months written notice or (ii) the date on which Mr. Atkin reaches age 65. During any 12 month notice period, Mr. Atkin will continue to receive base salary and all contractual benefits other than bonus (except for any unpaid amount of his accrued bonus which shall be paid if he is a good leaver, as defined below).

We may, in our sole discretion, terminate Mr. Atkin’s employment with immediate effect by paying a sum equal to the base salary he would have been entitled to receive during the 12 month notice period (or, if notice has already been given, during the remainder of the notice period). This payment in lieu of notice does not include any bonus or commission payments (other than accrued bonus if he is a good leaver) or benefits (other than pension benefits) which Mr. Atkin would have been entitled to receive during the notice period. In addition, we may also summarily terminate Mr. Atkin’s employment without notice or payment in lieu of notice following certain events specified in the employment agreement.

If Mr. Atkin’s employment is terminated (i) by reason of liquidation of Talbot Underwriting Services Ltd for the purpose of amalgamation or reconstruction or (ii) as part of any arrangement for the amalgamation of the undertaking of Talbot Underwriting Services Ltd not including liquidation or the transfer of the whole or part of the undertaking of Talbot Underwriting Services Ltd to any associated company, and Mr. Atkin is offered comparable employment with the amalgamated or reconstructed company on terms no less favorable than those described in his employment agreement, he will have no claim against us under the employment agreement with respect to that termination.

For the employment agreements for Mr. Carpenter and Mr. Atkin, Good Leaver means the executive’s employment has terminated other than due to one of the following reasons: (i) he has ceased to be an employee in circumstances justifying summary dismissal without notice; (ii) he has been dismissed for material or persistent breaches of his duties as an employee or (iii) he has given notice of termination of his employment except in circumstances where he has been advised by his employer of a materially adverse change to his position in the group or the terms and conditions of his employment.

In addition, under each of the employment agreements for Mr. Carpenter and Mr. Atkin, the executive may be summarily terminated without notice or payment in lieu of notice if the executive: (i) is convicted of any criminal offense (other than a motoring offense for which no custodial sentence is given to him) which in the reasonable opinion of the Company demonstrated unsuitability for further employment with the Company; (ii) shall be or become prohibited by law from being a director (applicable only to directors); (iii) shall be guilty of fraud, dishonesty or serious misconduct (which, for the avoidance of doubt, includes any conduct which tends to bring the Company or any associated company into disrepute) or shall commit any serious or persistent breach of any of his obligations (for which warnings have been given to the executive) to the Company or any associated company; or (iv) shall be guilty of fraud or willful default in relation to the warranties (as defined in the employment agreements).

For each of the employment agreements for Messrs. Noonan, Reeth and Consolino, “Cause” means (a) theft or embezzlement by the executive with respect to the Company or its Subsidiaries; (b) malfeasance or gross negligence in the performance of the executive’s duties; (c) the commission by the executive of any felony or any crime involving moral turpitude; (d) willful or prolonged absence from work by the executive (other than by reason of disability due to physical or mental illness or at the direction of the Company or its Subsidiaries) or failure, neglect or refusal by the executive to perform his duties and responsibilities without the same being corrected within ten (10) days after being given written notice thereof; (e) for Mr. Noonan and Mr. Consolino, failure by the executive to substantially perform his duties and responsibilities hereunder without the same being corrected within thirty (30) days after being given written notice thereof, as determined by the Company in good faith, and for Mr. Reeth, failure by the executive to adequately perform his duties and responsibilities hereunder without the same being corrected within thirty (30) days after being given written notice thereof, as determined by the Company in good faith; (f) continued and habitual use of alcohol by the executive to an extent which materially impairs the executive’s performance of his duties without the same being corrected within ten (10) days after being given written notice thereof; (g) the executive’s use of illegal drugs without the same being corrected within ten (10) days after being given written notice thereof; (h) the executive’s failure to use his best efforts to obtain, maintain or renew the required work permit in a timely manner, without the same being corrected within ten (10) days after being given written notice thereof; or (i) the material breach by the executive of any of the covenants contained in the employment agreement without, in the case of any breach capable of being corrected, the same being corrected within ten (10) days after being given written notice thereof.

Additionally, for each of the employment agreements for Messrs. Noonan, Reeth and Consolino, “Good Reason” means, without the executive’s written consent and subject to the timely notice requirement and the Company’s opportunity to cure as set forth below, (a) a material breach of the employment agreement by the Company; (b) a material reduction in the executive’s base salary; or (c) a material and adverse change by the Company in the executive’s duties and responsibilities, other than due to the executive’s failure to adequately perform such duties and responsibilities as determined by the Board in good faith; provided, however, that, it is a condition precedent to the executive’s right to terminate employment for Good Reason that (i) the executive shall first have given the Company written notice that an event or condition constituting Good Reason has occurred within ninety days after such occurrence, and any failure to give such written notice within such period would result in a waiver by the executive of his right to terminate for Good Reason as a result of such event or condition, and (ii) a period of thirty days from and after the giving of such written notice shall have elapsed without the Company having effectively cured or remedied such occurrence during such 30-day period; provided further, however, that the executive’s termination of employment due to “Good Reason” must occur not later than one hundred fifty days following the initial existence of the condition giving rise to ’Good Reason.’ For Mr. Consolino, Good Reason also means, without the executive’s written consent, a change such that the Executive no longer reports directly to the Company’s Chief Executive Officer; or Edward J. Noonan resigns for Good Reason (as defined in his employment agreement with the Company) or is terminated by the Company other than for Cause (as defined in his employment agreement with the Company).

Assuming each executive’s employment terminated under each of the circumstances described above on December 31, 2008, the payments and benefits due would have an estimated value of:

		Vesting in Stock		All Other
	Salary	and Options	Bonus	Compensation
Event and Executive	($)	($)	($)	($)

Edward J. Noonan
Resignation by the executive with good reason, termination by the Company without cause	$950,000	$6,180,708	$—	$507,636
Resignation by the executive without good reason	950,000	—	—	507,636
Termination as a result of permanent disability or upon death	—	—	—	—
Termination by the Company with cause	—	—	—	—

George P. Reeth
Resignation by the executive with good reason, termination by the Company without cause	645,000	4,779,034	—	465,018
Resignation by the executive without good reason	645,000	—	—	465,018
Termination as a result of permanent disability or upon death	322,500	—	—	232,509
Termination by the Company with cause	—	—	—	—

Jeff Consolino
Resignation by the executive with good reason, termination by the Company without cause	540,000	6,070,733	—	469,859
Resignation by the executive without good reason	540,000	—	—	469,859
Termination as a result of permanent disability or upon death	270,000	—	—	234,929
Termination by the Company with cause	—	—	—	—

Michael E. A. Carpenter
Resignation by the executive for good reason, including death; termination by the Company without cause	326,820	599,326	845,460	—
Resignation other than for good reason	326,820	—	—	—
Termination as a result of permanent disability	—	—	845,460	—
Termination by the Company with cause	—	—	—	—

C.N. Rupert Atkin
Resignation by the executive for good reason, including death; termination by the Company without cause	426,523	2,787,583	939,400	—
Resignation other than for good reason	426,523	—	—	—
Termination as a result of permanent disability	—	—	939,400	—
Termination by the Company with cause	—	—	—	—

Each employment agreement includes an agreement by the executive to certain confidentiality and non-solicitation provisions.

Restricted Share and Option Agreements

Messrs. Noonan, Reeth and Consolino were granted restricted shares in connection with our IPO. Each Restricted Share Agreement evidencing such grants provides that in the event the executive’s employment is terminated by the Company not for cause or by the executive for good reason, 45% of the IPO grant shall vest upon the delivery of a notice of termination (or at the end of the applicable correction period following delivery of a notice of termination), and the remaining 55% of the IPO grant will vest on July 24, 2012, but only if the executive does not breach the remaining applicable terms of his employment agreement, including the duties owed during any “garden leave” period and the confidentiality, non-competition, non-solicitation and assignment of inventions covenants to the extent contained therein. In the event of the executive’s breach of any of such terms, duties or covenants, any unvested portion of the IPO grant shall be immediately forfeited by the executive. In addition, if the executive’s employment is terminated by the Company not for cause or by the executive for good reason within two years following a change in control, the IPO grant shall become immediately vested in full upon such termination of employment.

Messrs. Noonan, Reeth and Consolino were also granted stock options and restricted shares (non-IPO) in connection with signing their employment agreements at approximately the time of our formation. The Stock Option Agreements provide that if the executive’s employment is terminated by the Company without cause or by the executive for good reason, the option will continue to vest for one year from the date either party provides notice of termination and will remain exercisable for 90 days following such one year vesting period. If Mr. Noonan ceases to be an employee, but remains on our Board of Directors, his restricted shares, a portion of his restricted shares will continue to vest. The Restricted Share Agreements (non-IPO) for Messrs. Noonan and Reeth provide that if the executive’s employment is terminated by the Company without cause or by the executive for good reason, the restricted shares will continue to vest for one year from the date either party provides notice of termination, provided that in no event shall less than 25% of the Restricted Shares be vested at the end of such period. The Restricted Share Agreement for Mr. Consolino provides that if the executive’s employment is terminated by the Company without cause or by the executive for good reason, the restricted shares will continue to vest for one year from the date either party provides notice of termination. Each Restricted Share Agreement (non-IPO grant) and Stock Option Agreement further provides that the award will become vested in full in the case that the executive’s employment is terminated by the Company not for cause or by the executive for good reason within two years following a change in control.

Messrs. Carpenter and Atkin were granted restricted shares as partial consideration in connection with our purchase of Talbot. The terms of these restricted shares provide that the restricted shares will vest 100% upon termination of employment if the executive is a good leaver, upon a change of control, or upon any sale or disposal of Talbot, Talbot Insurance (Bermuda) Ltd, Talbot Underwriting Ltd, Talbot Underwriting Services Ltd or Talbot 2002 or of a majority of the business or assets held by Talbot or any of its subsidiaries. Any other termination of service will result in forfeiture of unvested restricted shares. For purposes of these restricted shares, change of control means a change in control as defined in the 2005 Amended and Restated Long-Term Incentive Plan where that change of control also involves Rupert Atkin and either one of Ed Noonan or George Reeth no longer continuing in a senior management role with responsibility equivalent or greater than the role they held prior to the change of control.

Messrs. Carpenter and Atkin were also granted restricted shares pursuant to the terms of their employment agreements. The Restricted Share Agreements evidencing such grants provide that these restricted shares will vest 100% upon termination of service if the executive is a good leaver. If the executive is not a good leaver, any portion of the award not vested at termination of service will be forfeited. In addition, if the executive’s employment is terminated by the Company not for cause within two years following a change in control, these restricted shares will vest 100% upon such termination of employment.

An executive is a good leaver if his employment is terminated due to one of the following reasons: (i) agreed termination of employment; (ii) injury, ill-health, disability or redundancy; (iii) death; (iv) wrongful or unfair dismissal by the relevant Validus group company or any of its subsidiaries; (v) the company by which he is employed ceases to be a Validus group company; (vi) the entire or substantially the whole of the business carried on by the executive’s employer is transferred to a person other than a Validus group company; or (vii) retirement at normal retirement age or early retirement on the grounds of ill-health or with the consent of the board of directors and in accordance with the terms of any pension plan the executive participates in.

For each of the agreements described above other than the Restricted Share Agreements received as partial consideration for their shares of Talbot, change in control has the meaning set forth in the 2005 Amended and Restated Long-Term Incentive Plan.

Assuming that at December 31, 2008 each executive’s employment terminated not for cause or by the executive for good reason and there has been a change in control, the payments and benefits due would be:

	Value of Vested
	Accelerated	Options	Value of Options
Executive	Restricted Share ($)	Exercisable (#)	Exercisable ($)

Edward J. Noonan	$5,093,143	295,937	$2,175,137
George P. Reeth	4,235,252	147,968	1,087,565
Jeff Consolino	5,708,217	147,969	1,087,572
Michael E.A. Carpenter	599,326	—	—
C.N. Rupert Atkin	8,362,829	—	—

AUDIT COMMITTEE REPORT

The primary purpose of the Audit Committee is to assist the Board’s oversight of the integrity of the Company’s financial statements, including its system of internal controls, the Independent Auditor’s qualifications, independence and performance, the performance of the Company’s internal audit function and the Company’s compliance with legal and regulatory requirements. The Audit Committee is directly responsible for the selection (subject to the approval of shareholders), compensation, retention and oversight of the work of the Independent Auditor for the purpose of preparing or issuing an audit report or performing other audit, review or attestation services for the Company. During 2008, Messrs. Hendrickson (Chairman), Grayson (until July 2008), Nessi, Singh and Watson (until July 2008) served on the Audit Committee. The Audit Committee is currently comprised of three Directors and operates under a written charter, which is posted on the Company’s website at www.validusre.bm. It is not the responsibility of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with Generally Accepted Accounting Principles and applicable rules and regulations. The financial statements are the responsibility of the Company’s management. The Independent Auditor is responsible for expressing an opinion on these financial statements based on their audit. It is also not the responsibility of the Audit Committee to assure compliance with laws and regulations, the Company’s Code of Business Conduct and Ethics for Directors, Officers and Employees and Code of Ethics for Senior Officers or to set or determine the adequacy of the Company’s reserves.

Based on the Audit Committee’s review of the audited financial statements, its discussions with management regarding the audited financial statements, its receipt of written disclosures and the letter from the Independent Auditor required by applicable requirements of the Public Company Accounting Oversight Board regarding communications with the Audit Committee concerning independence, its discussions with the Independent Auditor regarding such auditor’s independence, the audited financial statements, the matters required to be discussed by the Statement on Auditing Standards 61, as amended, and other matters the Audit Committee deemed relevant and appropriate, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements for the fiscal year ended December 31, 2008 be included in the Company’s Annual Report on Form 10-K for such fiscal year.

Audit Committee
John J. Hendrickson (Chairman)
Jean-Marie Nessi
Alok Singh

Audit Fees

The aggregate audit fees incurred by the Company for normal re-occurring audit services provided by PricewaterhouseCoopers (“PWC”) for the years ended December 31, 2008 and 2007 were $3,027,858 and $2,840,000, respectively. Such audit fees are for professional services rendered primarily in connection with the audit and quarterly review of the consolidated financial statements and other attestation services that comprised the audits for insurance statutory and regulatory purposes in the various jurisdictions in which the Company operates and the provision of certain opinions relating to the Company’s filings with the SEC.

Audit Related Fees

The aggregate fees incurred by the Company for audit related professional services provided by PWC for the years ended December 31, 2008 and 2007 were approximately $609,529 and $1,451,000, respectively. During the year ended December 31, 2008, these fees comprised audit related fees for services provided in connection with Sarbanes Oxley readiness and other audit related services which were $601,379 and $8,150, respectively. During the year ended December 31, 2007, these fees comprised audit related fees for services provided in connection with the IPO, Talbot buyside due diligence, Sarbanes Oxley readiness and other audit related services which were $1,122,000, $170,000, $123,000 and $36,000, respectively.

Tax Fees

The aggregate fees incurred by the Company for tax services provided by PWC for the years ended December 31, 2008 and 2007 were approximately $250,375 and $109,500, respectively. These fees were related to professional services rendered for various corporate and employee taxation issues.

All Other Fees

The fees incurred by the Company for products and services provided by PWC other than the services described above under “Audit Fees,” “Audit Related Fees” and “Tax Fees,” for the years ended December 31, 2008 and 2007 were $784,251 and $0, respectively. During the year ended December 31, 2008 other fees for services provided in connection with operational effectiveness, business continuity and management information systems were $409,645, $273,800 and $100,806, respectively.

General

The Audit Committee has adopted procedures for pre-approving all audit and permissible non-audit services provided by the Independent Auditor. The Audit Committee will annually review and pre-approve the audit, review and attestation services to be provided during the next audit cycle by the Independent Auditor and may annually review and pre-approve any permitted non-audit services to be provided during the next audit cycle by the Independent Auditor. To the extent practicable, the Audit Committee will also review and approve a budget for such services. Services proposed to be provided by the Independent Auditor that have not been pre-approved during the annual review and the fees for such proposed services must be pre-approved by the Audit Committee or its designated subcommittee. Additionally, fees for previously approved services that are expected to exceed the previously approved budget must also be pre-approved by the Audit Committee or its designated subcommittee. All requests or applications for the Independent Auditor to provide services to the Company shall be submitted to the Audit Committee or its designated subcommittee.

The Audit Committee considered whether the provision of non-audit services performed by the Independent Auditor is compatible with maintaining PWC’s independence during 2008. The Audit Committee concluded in 2008 that the provision of these services was compatible with the maintenance of PWC’s independence in the performance of its auditing functions during 2008.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We have established written procedures for the review of transactions between us and any company affiliated with funds managed by any of our sponsors or any other company in which our officers or directors have a material interest. We refer to a company in which one of our sponsors has a material interest as a “portfolio company.” Any such transaction must be reviewed and approved by our management or the management of the operating subsidiary entering into the transaction, and the terms of such transaction should be arm’s-length or on terms that are otherwise fair to the Company. Any such transaction will also require prior approval of the audit committee, except reinsurance assumed transactions with a portfolio company that senior management have determined are ordinary course. Furthermore, the effect, if any, of such a transaction on the independence of any director will be considered.

The employers of or entities associated with certain directors or their affiliates have purchased or may in the future purchase insurance and/or reinsurance from the Company on terms the Company believe were and will be no more favorable to these insureds than those made available to other customers.

Certain members of the Company’s management and staff have provided guarantees to 1384 Capital Ltd, a company formed to indirectly facilitate the provision of Funds at Lloyd’s (“FAL”).

For a description of relationships and transactions between us and our shareholders, our founder, our sponsoring investors and their related persons, see “Compensation Committee Interlocks and Insider Participation.”

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and persons who own more than 10% of a registered class of the Company’s equity securities to file with the SEC and the NYSE reports on Forms 3, 4 and 5 concerning their ownership of the Shares and other equity securities of the Company.

The Company believes that all of its officers, Directors and beneficial owners of more than 10% of its Common Shares filed all of such reports on a timely basis during the year ended December 31, 2008.

DETAILED BELOW IN ITEMS I THROUGH III ARE THE MATTERS SCHEDULED TO BE VOTED ON AT THE ANNUAL GENERAL MEETING TO BE HELD ON MAY 6, 2009

I.	Election of Directors

For purposes of this proposal I, the term “Company” shall mean Validus Holdings, Ltd. and its subsidiaries.

At the Annual General Meeting, four Class II Directors are to be elected to hold office until the 2012 Annual General Meeting of Shareholders. All of the nominees are currently serving as Directors and were appointed or elected in accordance with the Company’s Amended and Restated Bye-laws. Unless authority is withheld by the Shareholders, it is the intention of the persons named in the enclosed proxy to vote for the nominees listed below. All of the nominees have consented to serve if elected, but if any becomes unavailable to serve, the persons named as proxies may exercise their discretion to vote for a substitute nominee. The name, principal occupation and other information concerning each Director are set forth below.

Your Board of Directors recommends that Shareholders vote FOR the nominees.

Nominees for Whom Proxies Will Be Voted

Nominees for Class II Directors for terms to expire in 2012:

Sander M. Levy, age 47, has been a Director of the Company since its formation. He also serves as a Managing Director of Vestar Capital Partners, a private equity investment firm based in New York which manages over $7 billion of equity capital, and was a founding partner of Vestar Capital Partners at its inception in 1988. Mr. Levy is currently a member of the board of directors of Symetra Financial Corporation, Wilton Re Holdings Limited and Duff & Phelps, LLC.

George P. Reeth, age 52, has been President and Deputy Chairman of the Company since its formation and has senior operating and distribution responsibilities. Mr. Reeth, who has 30 years experience in the insurance and reinsurance industry, was a senior executive with Willis Group Limited from 1992 to 2005 and was chairman & chief executive officer of North American Reinsurance Operations for Willis Re Inc. from 2000 to 2005. Prior to Willis, Mr. Reeth was executive vice president at Wilcox, Inc. Prior to Wilcox, Mr. Reeth was a senior professional with E.W. Payne Intermediaries from 1986 to 1988 and with Intere Intermediaries, Inc.

Alok Singh, age 54, has been a Director of the Company since its formation. He also serves as a Managing Director of New Mountain Capital, a private equity investment firm based in New York which manages over $7 billion of equity capital. Prior to joining New Mountain Capital in 2002, Mr. Singh served as a Partner and Managing Director of Bankers Trust from 1978 to 2001. In 2001 he established the Corporate Financial Advisory Group for the Americas for Barclays Capital, and led the group until 2002. Mr. Singh is non-executive chairman of Overland Solutions, Inc. and a director of Apptis, Inc., Deltek, Inc, and Ikaria Holdings, Inc.

Christopher E. Watson, age 58, has been a Director of the Company since its formation. He also serves as a senior principal of Aquiline, which he joined in 2006. Mr. Watson has more than 33 years of experience in the financial services industry. From 1987 to 2004, Mr. Watson served in a variety of executive roles within the property & casualty insurance businesses of Citigroup and its predecessor entities. From 1995 to 2004, Mr. Watson was president and chief executive officer of Gulf Insurance Group, one of the largest surplus lines insurance companies in the world. Mr. Watson served as a senior executive of AIG from 1974 to 1987. Mr. Watson is also a director of Group Ark Insurance Holdings Ltd., a Bermuda-based underwriter of insurance and reinsurance risks in the Lloyd’s market.

Directors Whose Terms of Office Do Not Expire at This Meeting

Class III Directors whose terms expire in 2010:

Edward J. Noonan, age 50, has been Chairman of our Board and the Chief Executive Officer of the Company since its formation. Mr. Noonan has 27 years of experience in the insurance and reinsurance industry, serving most recently as the acting chief executive officer of United America Indemnity Ltd. (Nasdaq: INDM) from February 2005 through October 2005 and as a member of the board of directors from December 2003 to May 2007. Mr. Noonan served as president and chief executive officer of American Re-Insurance Company from 1997 to 2002, having joined American Re in 1983. Mr. Noonan also served as chairman of Inter-Ocean Reinsurance Holdings of Hamilton, Bermuda from 1997 to 2002. Prior to joining American Re, Mr. Noonan worked at Swiss Reinsurance from 1979 to 1983.

Jeffrey W. Greenberg, age 57, has been a Director of the Company since its formation. He also serves as the managing principal of Aquiline, which he founded in 2005. Mr. Greenberg served as chairman and chief executive officer of Marsh & McLennan Companies, Inc. from 2000 to 2004. From 1996 to 2004, Mr. Greenberg was the chairman of MMC Capital, the manager of the Trident Funds. He previously served as a director of Ace, Inc. Previously, he served as a senior executive of AIG, where he was employed from 1978 to 1995. Mr. Greenberg is also Chairman of Group Ark Insurance Holdings Ltd., a Bermuda-based underwriter of insurance and reinsurance risks in the Lloyd’s market.

John J. Hendrickson, age 48, has been a Director of the Company since its formation. He is also the Founder and Managing Partner of SFRi LLC, an independent investment and advisory firm (formed in 2004) specializing in the insurance industry. From 1995 to 2004, Mr. Hendrickson held various positions with Swiss Re, including as Member of the Executive Board, Head of Capital Partners (Swiss Re’s Merchant Banking Division), Co-Founding Partner of Securities Capital, a private equity firm, and Managing Director of Fox-Pitt Kelton, Swiss Re’s Investment Banking Subsidiary. From 1985 to 1995, Mr. Hendrickson was with Smith Barney, the U.S. investment banking firm, where he focused on serving the capital and strategic needs of (re)insurance clients and private equity investors active in the insurance sector. Mr. Hendrickson has served as a director for several insurance and financial services companies, and, in addition to the Company, currently serves on the board of CX Reinsurance Company Limited and Tawa PLC.

Sumit Rajpal, age 33, has been a director of the Company since November 2008. He is also a managing director of Goldman, Sachs & Co. He joined Goldman, Sachs & Co. in 2000 and became a managing director in 2007. Mr. Rajpal also serves as a director on the boards of HealthMarkets, Inc., USI Holdings Corporation, CSI Entertainment, Alliance Films Holdings Inc., CW Media Holdings, Inc. and Dollar General Corporation (where he is an observer on the board).

Class I Directors whose terms expire in 2011:

Matthew J. Grayson, age 47, has been a Director of the Company since its formation in October 2005. He also serves as a senior principal of Aquiline. Mr. Grayson has 24 years experience in the financial services industry. In 1998, following a career in investment banking, corporate finance and capital markets, Mr. Grayson co-founded Venturion Capital, a private equity firm that specialized in global financial services companies. In 2005, Venturion Capital’s professionals joined with Jeffrey W. Greenberg, along with others, to form Aquiline. Mr. Grayson serves on the board of Structured Credit Holdings Plc and has served as Director of Tygris Commercial Finance Group since May of 2008. In 2007, Structured Credit Holdings successfully completed a scheme of arrangement in the Irish High Court with its creditors.

Jean-Marie Nessi, age 59, has been a Director of the Company since its formation. He has also served as a director of Matmut Enterprises since 2007. Mr. Nessi also has served as the head of Aon Global Risk Consulting at Aon France since October 2007. Mr. Nessi served as Chairman and CEO of NessPa Holding from January 2006 to September 2007 and as the head of the property and casualty business unit for PartnerRe Global, a subsidiary of

PartnerRe SA, from 2003 to January 2006. He was appointed Chairman of PartnerRe SA in June of 2003. Prior to PartnerRe, Mr. Nessi led AXA Corporate Solutions, the successor company to AXA Ré and AXA Global Risk.

Mandakini Puri, age 49, has been a Director of the Company since its formation. She also serves as a Senior Vice President with Merrill Lynch Global Private Equity, where she is the Chief Investment Officer. Ms. Puri has been part of Merrill Lynch’s private equity business since 1994, prior to which she was a Director in the High Yield Finance & Restructuring Group at Merrill. Ms. Puri joined Merrill Lynch in 1986. Mr. Puri is a member of the board of directors of PSi Technologies Holdings, Inc.

II.	Election of Subsidiary Directors

Under Section 49B of the Company’s bye-laws, the Board of Directors of any of our subsidiaries that is not a U.S. corporation or that is not treated as a pass-through or disregarded entity for U.S. federal income tax purposes, unless otherwise designated by our Board of Directors, must consist of persons who have been elected by our shareholders as Designated Company Directors.

The persons named below have been nominated to serve as Designated Company Directors of our non-United States subsidiaries indicated below. Unless authority to vote for these nominees is withheld, the enclosed proxy will be voted for these nominees, except that the persons designated as proxies reserve discretion to cast their votes for other persons in the unanticipated event that any of these nominees is unable or declines to serve.

Validus Reinsurance, Ltd. Edward J. Noonan Joseph E. (Jeff) Consolino C. Jerome Dill Stuart W. Mercer George P. Reeth Conan M. Ward	Validus Research Inc. Patrick G. Barry Joseph E. (Jeff) Consolino Stuart W. Mercer Conan M. Ward Lixin Zeng

AlphaCat Reinsurance Ltd. Edward J. Noonan Joseph E. (Jeff) Consolino C. Jerome Dill Stuart W. Mercer George P. Reeth Lixin Zeng	Validus Financial Services Ltd. Validus Managers Ltd. Edward J. Noonan Joseph E. (Jeff) Consolino C. Jerome Dill Stuart W. Mercer George P. Reeth Lixin Zeng

AlphaCat Fund Ltd. Edward J. Noonan Joseph E. (Jeff) Consolino C. Jerome Dill Stuart W. Mercer George P. Reeth Lixin Zeng Kerry A. Emanuel	AlphaCat Master Fund Ltd. Edward J. Noonan Joseph E. (Jeff) Consolino C. Jerome Dill Stuart W. Mercer George P. Reeth Lixin Zeng

Talbot Underwriting Ltd.
C.N. Rupert Atkin
Michael E.A. Carpenter
Jane S. Clouting
Joseph E. (Jeff) Consolino
Mark S. Johnson
Anthony J. Keys
Gillian S. Langford
Edward J. Noonan
George P. Reeth
Julian G. Ross
Verner G. Southey
Nigel D. Wachman	Underwriting Risk Services Ltd.
C.N. Rupert Atkin
Julian P. Bosworth
Michael E.A. Carpenter
Jane S. Clouting
Nicholas Hales
Anthony J. Keys
Paul J. Miller
George P. Reeth
Nigel D. Wachman

Talbot 2002 Underwriting Capital Ltd.
C.N. Rupert Atkin
Michael E.A. Carpenter
Jane S. Clouting
Nigel D. Wachman

Talbot Underwriting Services Ltd. C.N. Rupert Atkin Jane S. Clouting Michael E.A. Carpenter Nigel D. Wachman	Talbot Underwriting Capital Ltd. C.N. Rupert Atkin Michael E.A. Carpenter Jane S. Clouting Nigel D. Wachman

Talbot Underwriting Holdings Ltd. C.N. Rupert Atkin Michael E.A. Carpenter Joseph E. (Jeff) Consolino Edward J. Noonan George P. Reeth Nigel D. Wachman	Talbot Risk Services Pte. Ltd. C.N. Rupert Atkin Michael E.A. Carpenter Joseph E. (Jeff) Consolino Edward J. Noonan George P. Reeth Jonathan D. Ewington

Talbot Risk Services Italia SRL Guiseppe Venesiani Nicholas J. Hales	Marinasure Ltd. Michael E.A. Carpenter

Talbot Holdings Ltd. Talbot Capital Ltd. Talbot Insurance (Bermuda) Ltd. Joseph E. (Jeff) Consolino C. Jerome Dill Stuart W. Mercer Edward J. Noonan George P. Reeth Conan M. Ward	Yachtsure Ltd.
C.N. Rupert Atkin
Michael E.A. Carpenter
Nicholas J. Hales
Paul J. Miller

Other non-U.S. subsidiaries as required or
designated under bye-law 49B (except
as otherwise indicated in this Item II)
Edward J. Noonan
Joseph E. (Jeff) Consolino
C. Jerome Dill
Stuart W. Mercer
George P. Reeth
Conan M. Ward

C. N. Rupert Atkin began his career at the Alexander Howden Group in 1980 before moving to Catlin Underwriting Agencies in 1984. After six years at Catlin he left to join Talbot, then Venton Underwriting Ltd, heading up the marine classes of business within Syndicate 376. In 1995 Syndicate 1183 was constituted with Rupert as the Active Underwriter. In 2000 Syndicate 1183 was merged back into Syndicate 376. It was reconstituted once again following the management led buyout of the Talbot group in November 2001. Following the sale of Talbot to Validus in the summer of 2007 Rupert was appointed as Chief Executive Officer of Talbot. Rupert is also a director of 1384 Capital Ltd, a company incorporated in England & Wales and supporting the underwriting of the Group’s syndicate for the 2005, 2006 and 2007 years of account. Rupert was appointed to the Council of Lloyd’s in 2007.

Patrick Barry is a partner in the Corporate Finance & Securities, the Mergers & Acquisitions, the Corporate/Commercial, the Private Equity, and the Structured Finance practices at Davies Ward Phillips and Vineberg LLP, a Toronto law firm.

Julian P. Bosworth joined the Talbot group in February 2001 as the Director of Claims of its multi-line underwriting insurance agency.

Michael E. A. Carpenter joined Talbot in June 2001 as the Chief Executive officer. Following the sale of Talbot to Validus in the summer of 2007 Michael was appointed as Chairman. Michael is also a director of 1384 Capital Ltd, a company incorporated in England & Wales and supporting the underwriting of the Group’s syndicate for the 2005, 2006 and 2007 years of account.

Jane S. Clouting has been with Talbot since 1992 and holds the positions of Company Secretary and Compliance Officer. She is also a director of 1384 Capital Ltd, a company incorporated in England & Wales and supporting the underwriting of the Group’s syndicate for the 2005, 2006 and 2007 years of account.

Joseph E. (Jeff) Consolino has been executive vice president and chief financial officer of the Company since March 2006. Mr. Consolino has over 16 years of experience in the financial services industry, specifically in providing investment banking services to the insurance industry, and most recently served as a managing director in Merrill Lynch’s Financial Institutions Group specializing in insurance company advisory and financing transactions. He serves as a Director of National Interstate Corporation, a property and casualty company based in Ohio and of AmWINS Group, Inc., a wholesale insurance broker based in North Carolina.

Dr. Kerry Emanuel is a professor of atmospheric science at the Massachusetts Institute of Technology, where he has been on the faculty since 1981, after spending three years as a faculty member at UCLA. He is the author or co-author of over 100 peer-reviewed scientific papers, and two books, including Divine Wind: The History and Science of Hurricanes, recently released by Oxford University Press and aimed at a general audience, and What We Know about Climate Change, published by the MIT Press. Dr. Emanuel has a graduate degree from Massachusetts Institute of Technology, Ph.D. in Meteorology and an undergraduate degree from Massachusetts Institute of Technology, S.B. Earth and Planetary Sciences.

Jonathan D. Ewington joined Talbot in 1994.  During the period 1994 to 2008 John has worked with the energy underwriting team progressing from Underwriting Assistant to Class Underwriter. In April 2008 John was seconded to Talbot Risk Services Pte Ltd in Singapore as Energy Underwriter and is now Chief Executive Officer of the Singapore office.

Nicholas J. Hales joined the Talbot group in July 1999 as the managing director of its multi-line underwriting insurance agency.

Mark S. Johnson ACII joined the Talbot group in March 1994 as the underwriter writing Financial Institution risks. He was appointed as a director in 2001 and was recently appointed as Underwriting Risk Officer responsible for managing the underwriting risks of the business. Mark also sits as the Deputy Chairman of the Non Marine Committee at Lloyd’s, was the immediate past Chairman of the Lloyds Financial Institutions Business Panel and is a member of the court of the Worshipful Company of Woolmen.

Anthony J. Keys Having been development and finance director of two publicly listed Lloyd’s insurance broking groups, Tony Keys became a consultant to Lloyd’s in 1993 as manager of the project to formulate the rules to allow corporate membership of the Lloyd’s market. Following the completion of this project, he joined the board of Limit plc, then the largest corporate member of Lloyd’s, as a non-executive director, becoming finance director in 1997 and 1998. Since then he has been a non-executive director of a number of Lloyd’s managing agencies and insurance brokers. Tony is also Chairman of the Talbot Underwriting Ltd Audit Committee. Other relevant directorships: Non-Executive Director & Chairman of RiverStone Managing Agency Ltd.

Gillian S. Langford joined the Talbot group in July 2002 as Head of Claims of the group’s Managing Agency.

Stuart W. Mercer has been executive vice president and chief risk officer of the Company since its formation. Mr. Mercer has over 18 years of experience in the financial industry focusing on structured derivatives, energy finance and reinsurance. Previously, Mr. Mercer was a senior advisor to DTE Energy Trading.

Paul J. Miller joined the Talbot group in January 1995, then the Venton group of companies.. He is currently the Director of Underwriting of the group’s multi-line underwriting insurance agency. Paul is the Yacht market representative on the London Market Joint Hull Committee and the Lloyd’s Market representative on the IUMI Inland Fishing Vessel and Yacht Committee.

Edward J. Noonan. See the biographical information for Mr. Noonan in Proposal I.

George P. Reeth. See the biographical information for Mr. Reeth in Proposal I.

Julian G. Ross joined the Talbot group in June 1997 as the Group Actuary. He qualified as a Fellow of the Institute of Actuaries in 1993 having graduated from Merton College, Oxford, with an MA (Oxon) in mathematics in 1988. At Talbot, Julian has responsibility to the Board for the Actuarial team, which includes reserving, pricing and capital modeling, and also for the Catastrophe Modeling team, which includes pricing and aggregate risk appetite monitoring. Outside of Talbot Julian was the Chairman of the Lloyd’s Market Association Committee of Actuaries in the Lloyd’s Market for 2006/7, having previously been the Deputy Chairman for 2005/6, and before that, a member since 1997. He was also a member of the Lloyd’s Market Association Finance Committee for 2006/7.

Verner G. Southey was appointed as a Non Executive of Talbot Underwriting Ltd in September 1996. In addition to his role as a non-executive director Verner also sits on the Talbot Audit Committee. Other relevant directorships: Non-Executive Director of ARK Syndicate Management Ltd and Capita Syndicate Management Ltd. Verner is also a consultant in the legal firm of Barlow Lyde & Gilbert.

Giuseppe Veneziani joined Yacht In. Service S.a.S in 1991 as Chairman and in March 2008 was appointed Non-Executive Chairman of Talbot Risk Services Italia SRL. Previous history included working at General Electric Company from 1974 to 1989 and in 1989 he started to work with APIB Italia SRL being responsible for the Yachtline Insurance office in Italy.

Nigel D. Wachman ACA has been Chief Financial Officer with Talbot since 2000. Nigel is also a director of 1384 Capital Ltd, a company incorporated in England & Wales and supporting the underwriting of the Group’s syndicate for the 2005, 2006 and 2007 years of account.

Conan M. Ward has been executive vice president and chief underwriting officer of the Company since January 2006. Mr. Ward has over 16 years of insurance industry experience. Mr. Ward was executive vice president of the Global Reinsurance division of Axis Capital Holdings, Ltd. from November 2001 until November 2005, where he oversaw the division’s worldwide property catastrophe, property per risk, property pro rata portfolios. He is one of the founders of Axis Specialty, Ltd and was a member of the Operating Board and Senior Management Committee of Axis Capital. From July 2000 to November 2001, Mr. Ward was a senior vice president at Guy Carpenter & Co.

Lixin Zeng has been an executive risk officer and executive vice president of Validus Re since December 2005. Mr. Zeng has over 11 years of experience in the insurance and reinsurance industry, serving most recently as the chief catastrophe risk officer of ACE Ltd. from 2004 to 2005. Mr. Zeng served as senior vice president for product development of Willis Re from 2001 to 2004.

Required Vote

The affirmative vote of a majority of the voting power of all of our shares represented at the Annual General Meeting, voting together as a single class, will be required for the election of Designated Company Directors.

Your Board of Directors recommends that Shareholders vote FOR the nominees.

III.  Approval of Independent Auditor

The Audit Committee of the Board of Directors is required by law and applicable NYSE rules to be directly responsible for the selection (subject to the approval of shareholders), compensation and retention of the Company’s Independent Auditor. The Audit Committee has selected PricewaterhouseCoopers as the Independent Auditor for the year ending December 31, 2009, for approval by the Shareholders. Even if the selection is approved, the Audit Committee in its discretion may direct the selection of a different independent auditor for approval by the Shareholders at any time during the fiscal year if it determines that such a change would be in the best interest of the Company and its Shareholders.

The Board of Directors recommends a vote FOR the proposal to approve the selection of PricewaterhouseCoopers as the Company’s Independent Auditor to audit the Company’s consolidated financial statements for the year ending December 31, 2009. The persons designated as proxies will vote FOR the approval of the selection of PricewaterhouseCoopers as the Company’s Independent Auditor, unless otherwise directed. Representatives of PricewaterhouseCoopers are expected to be present at the Annual General Meeting, with the opportunity to make a statement should they choose to do so, and are expected to be available to respond to questions, as appropriate.

Your Board of Directors recommends a vote FOR the proposal to approve the selection of PricewaterhouseCoopers, Hamilton, Bermuda.

Shareholder Proposals For 2010 Annual General Meeting

Shareholder proposals intended for inclusion in the Proxy Statement for the 2010 Annual General Meeting should be submitted in accordance with the procedures prescribed by Rule 14a-8 promulgated under the Exchange Act and sent to the General Counsel at Validus Holdings, Ltd., Suite 1790, 48 Par-la-Ville Road, Hamilton, HM 11 Bermuda. Such proposals must be received by November 26, 2009.

In addition, a Shareholder may present a proposal at the 2010 Annual General Meeting other than pursuant to Rule 14a-8 promulgated under the Exchange Act. Any such proposal will not be included in the Proxy Statement for the 2010 Annual General Meeting and must be received by the General Counsel at Validus Holdings, Ltd., Suite 1790, 48 Par-la-Ville Road, Hamilton, HM 11, Bermuda by February 10, 2010. If any such proposal is not so received, such proposal will be deemed untimely and, therefore, the persons appointed by the Board of Directors as its proxies will have the right to exercise discretionary voting authority with respect to such proposal.

Other Matters

While management knows of no other matters to be brought before the Annual General Meeting, if any other matters properly come before the meeting, it is the intention of the persons named in the accompanying proxy form to vote the proxy in accordance with their judgment on such matters.

Proxy Solicitation

The Company will bear the cost of this solicitation of proxies. Proxies may be solicited by Directors, officers and employees of the Company and its subsidiaries, who will not receive additional compensation for such services. Upon request, the Company will also reimburse brokers and others holding Shares in their names, or in the names of nominees, for forwarding proxy materials to their customers.

The Company will furnish, without charge, to any Shareholder a copy of its Annual Report on Form 10-K that it files with the SEC. A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 may be obtained upon written request to the Company’s Secretary at Validus Holdings, Ltd., Suite 1790, 48 Par-la-Ville Road, Hamilton HM 11, Bermuda.

As ordered,

Edward J. Noonan
Chairman of the Board of Directors
and Chief Executive Officer

VOTE BY INTERNET — www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery VALIDUS HOLDINGS, LTD. of information up until 11:59 P.M. Eastern Time the day before the cut-off date 48 PAR-LA VILLE RD., SUITE 1790 or meeting date. Have your proxy card in hand when you access the web site ATTN: LORRAINE DEAN and follow the instructions to obtain your records and to create an electronic voting instruction form. HAMILTON BERMUDA HM 11 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: VLDSH1 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY VALIDUS HOLDINGS, LTD. For Withhold For All To withhold authority to vote for any individual All All Except nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 AND 3. 0 0 0 Vote on Directors 1. To elect the following four nominees as Class II Directors to hold office until 2012: Nominees: 01) Sander M. Levy 02) George P. Reeth 03) Alok Singh Vote on Proposal For Against Abstain 04) Christopher E. Watson 3. To approve the selection of PricewaterhouseCoopers, 0 0 0 AND Hamilton, Bermuda to act as the independent registered public accounting firm of the Company for 2. To elect the listed nominees as Designated the fiscal year ending December 31, 2009. Company Directors so that they may be elected directors of certain of our non-U.S. subsidaries: Nominees: 05) Edward J. Noonan 17) Anthony J. Keys 06) C.N. Rupert Atkin 18) Gillian S. Langford 07) Patrick G. Barry 19) Stuart W. Mercer 08) Julian P. Bosworth 20) Paul J. Miller 09) Michael E.A. Carpenter 21) George P. Reeth 10) Jane S. Clouting 22) Julian G. Ross 11) Joseph E. (Jeff) Consolino 23) Verner G. Southey 12) C. Jerome Dill 24) Guiseppe Venesiani 13) Kerry A. Emanuel 25) Nigel D. Wachman 14) Jonathan D. Ewington 26) Conan M. Ward 15) Nicholas J. Hales 27) Lixin Zeng 16) Mark S. Johnson Please sign exactly as your name(s) appear(s) hereon. If you’re acting as a attorney-in-fact, corporate officer, or in a fiduciary capacity, please indicate the capacity in which you are signing. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com. T FOLD AND DETACH HERE T VLDSH2 PROXY VALIDUS HOLDINGS, LTD. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned holder of Common Shares of Validus Holdings, Ltd. hereby apoints Edward J. Noonan or, failing him, C. Jerome Dill to be its proxy and to vote for the undersigned on all matters arising at the Annual General Meeting of Holders of Common Shares of Validus Holdings, Ltd. or any adjournment thereof, and to represent the undersigned at such meeting or any adjournment thereof to be held on May 6, 2009 at the Hamilton Princess Hotel located in Hamilton, Bermuda. THE SHARES REPRESENTED HEREBY WILL BE VOTED WITH THE INSTRUCTIONS CONTAINED HEREIN. IF NO INSTRUCTION IS GIVEN, THE SHARES WILL BE VOTED “FOR” ITEMS 1, 2 AND 3 ON THE REVERSE HEREOF, ALL SAID ITEMS BEING FULLY DESCRIBED IN THE NOTICE OF SUCH MEETING, DATED MARCH 25, 2009, AND THE ACCOMPANYING PROXY STATEMENT, RECEIPT OF WHICH ARE ACKNOWLEDGE. THE UNDERSIGNED RATIFIES AND CONFIRMS ALL THAT SAID PROXIES OR THEIR SUBSTITUTES MAY LAWFULLY DO BY VIRTUE HEREOF. (Continued and to be marked, dated and signed, on the other side)